Exhibit 4.9

EXECUTION COPY

CARMEL MOUNTAIN FUNDING TRUST,

as Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Indenture Trustee

BASE INDENTURE

Dated as of May 10, 2005

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(continued)

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(continued)

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(continued)

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(continued)

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Residential Mortgage Loan Term Notes and Subordinated Notes

(Issuable in Series)

BASE INDENTURE, dated as of May 10, 2005 (the “Base Indenture”), between CARMEL MOUNTAIN FUNDING TRUST, a statutory trust established under the laws of Delaware, as issuer (the “Issuer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as indenture trustee (in such capacity, the “Indenture Trustee”).

WITNESSETH:

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of one or more series of Term Notes and Subordinated Notes, issuable as provided in this Indenture; and

WHEREAS, all things necessary to make this Indenture a legal, valid and binding agreement of the Issuer, in accordance with its terms, have been done, and the Issuer proposes to do all the things necessary to make the Term Notes and Subordinated Notes, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, the legal, valid and binding obligations of the Issuer as hereinafter provided;

NOW, THEREFORE, for and in consideration of the premises and the receipt of the Term Notes by the Term Noteholders and the Subordinated Notes by the Subordinated Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Term Noteholders as follows:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions.

Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached to the Security Agreement, dated as of May 10, 2005, between the Issuer and Deutsche Bank Trust Company Americas, as Collateral Agent as Schedule I (the “Definitions List”), as such Definitions List may be amended or modified from time to time in accordance with the provisions thereof.

Section 1.2. Cross-References.

Unless otherwise specified, references in this Indenture and in each other Program Document to any Article or Section are references to such Article or Section of this Base Indenture or such other Program Document, as the case may be and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Base Indenture

Section 1.3. Accounting and Financial Determinations; No Duplication.

Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Indenture, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Indenture, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Program Documents shall be made without duplication.

Section 1.4. Rules of Construction.

In this Indenture, unless the context otherwise requires:

(i) the singular includes the plural and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Indenture, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(iii) reference to any gender includes the other gender;

(iv) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(v) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and

(vi) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”.

ARTICLE 2.

THE NOTES

Section 2.1. Designation and Terms of Term Notes or Subordinated Notes.

Each Series of Term Notes and Subordinated Notes, as applicable, shall be substantially in the form specified in the applicable Supplement and shall bear, upon its face, the designation for such Series to which it belongs so selected by the Issuer and set forth in the related Supplement. All Term Notes of any Series and all Subordinated Notes of any Series, as applicable, shall be equally and ratably entitled, except as specified in the related Supplement, as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture and the applicable Supplement; provided, that the rights of the

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Subordinated Noteholders, if any, in and to the Collateral and to receive payments hereunder shall be subordinate and junior to the rights of the Senior Noteholders, if any. Subject to the conditions contained herein and in the other Program Documents, the aggregate Principal Amount of Term Notes and Subordinated Notes which may be authenticated and delivered under this Indenture is unlimited. Unless otherwise provided in the applicable Supplement, each Series of Term Notes or Subordinated Notes, as applicable, shall have Payment Dates on the 25th day of each month. Unless otherwise provided in the applicable Supplement, the Term Notes and Subordinated Notes shall be in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Section 2.2. Term Notes and Subordinated Notes Issuable in Series.

The Term Notes and Subordinated Notes, as applicable, may be issued in one or more separate Series. Each Series of Term Notes or Subordinated Notes, as applicable, shall be created by a Supplement. Term Notes or Subordinated Notes, as applicable, of a new Series may from time to time be executed by the Issuer and delivered to the Indenture Trustee for authentication and thereupon the same shall be authenticated and delivered by the Indenture Trustee on the related Series Closing Date upon the receipt by the Indenture Trustee of an Issuer Request at least five (5) Business Days in advance of the related Series Closing Date and upon delivery by the Issuer to the Indenture Trustee, and receipt by the Indenture Trustee, of the following:

(a) an Issuer Order authorizing and directing the authentication and delivery of the Term Notes or Subordinated Notes, as applicable, of such new Series by the Indenture Trustee and specifying the designation of such new Series, the aggregate Initial Principal Amount of Term Notes or Subordinated Notes of such new Series to be authenticated and the Term Note Rate or Subordinated Note Rate (or the method for allocating interest payments or other cash flow), as applicable, with respect to such new Series;

(b) a Supplement in form satisfactory to the Indenture Trustee executed by the Issuer and the Indenture Trustee and specifying the Principal Terms of such new Series;

(c) the related Enhancement Agreement, if any, executed by each of the parties thereto, other than the Indenture Trustee;

(d) with respect to the issuance of such Series of Term Notes or Subordinated Notes, as applicable, written confirmation that the Rating Agency Confirmation Condition shall have been satisfied prior to or concurrently with such issuance;

(e) an Officer’s Certificate of the Issuer dated as of the applicable Series Closing Date to the effect that (i) no Event of Default, Enhancement Agreement Event of Default, if applicable, or Potential Event of Default is continuing or will occur as a result of the issuance of the new Series of Subordinated Notes or Term Notes, (ii) the issuance of the new Series of Subordinated Notes or Term Notes will not result in any breach of any of the terms, conditions or provisions of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it or its property is bound or any order of any court or administrative agency entered in any suit, action or other

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judicial or administrative proceeding to which the Issuer is a party or by which it or its property may be bound or to which it or its property may be subject and (iii) all conditions precedent provided in this Base Indenture and the related Supplement with respect to the authentication and delivery of the new Series of Term Notes or Subordinated Notes, as applicable, have been complied with;

(f) unless otherwise specified in the related Supplement, an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form substantially acceptable to the Indenture Trustee, dated the applicable Series Closing Date, substantially to the effect that:

(i) (x) the new Series of Subordinated Notes or Term Notes will be treated as indebtedness of the Issuer for United States federal income tax purposes and, if applicable, (y) the issuance of such Series of Notes will not cause the outstanding Notes to fail to qualify as debt for United States federal income tax purposes or cause the Issuer to be characterized as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool for United States federal income tax purposes;

(ii) all instruments furnished to the Indenture Trustee conform in all material respects to the requirements of this Base Indenture and the related Supplement and constitute all the documents required to be delivered hereunder and thereunder for the Indenture Trustee to authenticate and deliver the new Series of Term Notes or Subordinated Notes, as applicable, and all conditions precedent provided for in this Base Indenture and the related Supplement with respect to the authentication and delivery of the new Series of Term Notes or Subordinated Notes, as applicable, have been complied with in all material respects;

(iii) the Issuer is duly organized under the jurisdiction of its formation and has the power and authority to execute and deliver the related Supplement, this Base Indenture and each other Program Document to which it is a party and to issue the new Series of Term Notes or Subordinated Notes, as applicable;

(iv) the related Supplement, this Base Indenture, and each of the other Program Documents to which the Issuer is a party have been duly authorized, executed and delivered by the Issuer;

(v) the new Series of Term Notes or Subordinated Notes, as applicable, has been duly authorized and executed and, when authenticated and delivered in accordance with the provisions of this Base Indenture and the related Supplement, will constitute valid, binding and enforceable obligations of the Issuer entitled to the benefits of this Base Indenture and the related Supplement, subject, in the case of enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity;

(vi) this Base Indenture, the related Supplement and each of the other Program Documents to which the Issuer is a party are legal, valid and binding agreements of the Issuer enforceable in accordance with their respective terms, subject to bankruptcy,

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insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity;

(vii) the Issuer is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act, and this Base Indenture and the related Supplement are not required to be registered or qualified under the Trust Indenture Act;

(viii) the offer and sale of the new Series of Term Notes or Subordinated Notes, as applicable, is not required to be registered under the Securities Act;

(ix) as to the new Series of Subordinated Notes or Term Notes and any outstanding Series of Subordinated Notes or Term Notes, the opinions of counsel relating to (A) the validity, perfection and priority of security interests, (B) the nature of the transfer of each of the Mortgage Loans as a “true sale” and not as a financing arrangement, (C) the analysis of substantive consolidation of the assets of the Issuer with the assets of the Company in the event of the insolvency of the Company, (D) there being no pending or threatened litigation which, if adversely determined, would materially and adversely affect the ability of the Issuer to perform its obligations under any of the Program Documents, and (E) the absence of any conflict with or violation of any court decree, injunction, writ or order applicable to the Issuer or any breach or default of any indenture, agreement or other instrument as a result of the issuance of such Series of Subordinated Notes or Term Notes by the Issuer, as furnished by counsel retained by the Issuer in connection with the issuance of the initial Series of Subordinated Notes or Term Notes, are reaffirmed in all respects; and

(x) such other matters as the Indenture Trustee may reasonably require.

(g) with respect to the issuance of any Series of Subordinated Notes, an Officer’s Certificate, satisfactory to the Indenture Trustee stating that (i) after giving effect to the issuance of such Series of Subordinated Notes, the aggregate outstanding Principal Amount of all outstanding Series of Subordinated Notes, plus the amount on deposit in the Reserve Fund, if any, shall be at least equal to the Required Enhancement Amount; (ii) if applicable, an increase in the notional amount of the Interest Rate Swaps shall have been obtained or one or more replacement Swap Counterparties shall have entered into one or more additional or replacement Interest Rate Swaps in a maximum aggregate notional amount equal to the then-current Program Size; (iii) after giving effect to the issuance of such Series of Subordinated Notes, no Termination Event shall have occurred; (iv) the Payment Dates of such Series of Subordinated Notes shall be identical to the Payment Dates of all outstanding Series of Subordinated Notes; and (v) such Series of Subordinated Notes shall rank pari passu with all other issued and outstanding Series of Subordinated Notes;

(h) with respect to each Series of Term Notes, an Officer’s Certificate, satisfactory to the Indenture Trustee stating that (i) if applicable, an increase in the notional amount of the Interest Rate Swaps shall have been obtained or one or more replacement Swap Counterparties shall have entered into one or more additional or replacement Interest Rate Swaps in a maximum aggregate notional amount equal to the then-current Program Size; (ii) after

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giving effect to the issuance of such Series of Term Notes, no Termination Event shall have occurred; (iii) the Payment Dates of such Series of Term Notes shall be identical to the Payment Dates of all outstanding Series of Term Notes; and (iv) such Series of Term Notes shall rank pari passu with all other issued and outstanding Series of Term Notes;

(i) evidence of the grant by the Issuer to the Collateral Agent of a first priority security interest in and to the Collateral;

(j) evidence that all filings (including filing of financing statements on form UCC-1) and recordings have been accomplished or are being contemporaneously accomplished as may be required by law to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers, privileges, licenses and security interest of the Collateral Agent in the Collateral for the benefit of the Secured Parties; and

(k) evidence that the Payment Account for such new Series has been established by the Indenture Trustee.

Upon satisfaction of such conditions, the Indenture Trustee shall authenticate and deliver, as provided in Section 2.7, such Series of Term Notes or Subordinated Notes, as applicable, upon execution thereof by the Issuer.

Section 2.3. Supplement for Each Series.

In conjunction with the issuance of a new Series of Term Notes or Subordinated Notes, as applicable, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to such new Series of Term Notes or Subordinated Notes, which shall include, as applicable: (i) its name or designation, (ii) the aggregate Principal Amount of the Term Notes or the Subordinated Notes of such Series, (iii) the Term Note Rate or the Subordinated Note Rate (or the method for calculating such Term Note Rate or Subordinated Note Rate) with respect to such Series, (iv) the interest payment date or dates and the date or dates from which interest shall accrue, (v) the method of allocating Collections with respect to such Series and the method by which the Principal Amount of Term Notes or Subordinated Notes of such Series shall amortize or accrete, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such account and (vii) the terms of any Enhancement, (viii) the Enhancement Provider, if any, and (xi) any other relevant terms of such Series of Term Notes or Subordinated Notes that do not (subject to Article 12 hereof) change the terms of any outstanding Series of Term Notes or Subordinated Notes or otherwise materially conflict with the provisions of this Indenture, and that do not prevent the satisfaction of any Rating Agency Confirmation Condition with respect to the issuance of such new Series (all such terms, the “Principal Terms” of such Series).

Section 2.4. Subordination of Subordinated Notes.

(a) Notwithstanding anything in this Indenture or the Subordinated Notes to the contrary, the Holders of the Subordinated Notes agree for the benefit of the Holders of the Senior Notes that the rights of the Holders of the Subordinated Notes in and to the Collateral and to receive payments hereunder shall be subordinate and junior to the Holders of the Senior Notes and to certain other fees, indemnities, expenses and obligations of the Issuer, as set forth in

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Sections 6.03 and 7.02(b) of the Security Agreement, to the extent and in the manner set forth in this Indenture and the Security Agreement.

(b) If any Event of Default has occurred and has not been cured or waived, principal of and interest on the Senior Notes shall be paid in full before any further payment is made on account of the Subordinated Notes.

(c) In the event that notwithstanding the provisions of this Indenture, any Holder of any Subordinated Notes shall have received any payment in respect of such Subordinated Notes contrary to the provisions of the Security Agreement or this Indenture, then, unless and until the Senior Notes shall have been paid in full in cash in accordance with the Security Agreement, such payment shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Indenture Trustee, which shall pay and deliver the same to the Holders of the Senior Notes in accordance with this Indenture and the Security Agreement; provided that, if any such payment is made other than in cash, it shall be held by the Indenture Trustee as part of the Collateral and subject in all respects to the provisions of this Indenture and the Security Agreement, including, without limitation, this Section 2.4.

(d) Each Holder of Subordinated Notes agrees with the Holders of the Senior Notes that the Holders of the Subordinated Notes shall not demand, accept, or receive any payment in respect of such Subordinated Notes in violation of the provisions of the Security Agreement or this Indenture including, without limitation, this Section 2.4; provided that after the Senior Notes have been paid in full, the Holders of Subordinated Notes shall be fully subrogated to the rights of the Holders of the Senior Notes. Nothing in this Section 2.4 shall affect the obligation of the Issuer to pay Holders of Subordinated Notes.

Section 2.5. No Priority Among Term Notes or Among Subordinated Notes.

(a) The Holders of all Series of Term Notes shall, except as specified in the related Supplement, rank equally as to receipt of interest and principal, with no preference or priority being afforded to the Holders of any one Series of Term Notes over the Holders of any other Series of Term Notes.

(b) The Holders of all Series of Subordinated Notes shall, except as specified in the related Supplement, rank equally as to receipt of interest and principal, with no preference or priority being afforded to the Holders of any one Series of Subordinated Notes over the Holders of any other Series of Subordinated Notes.

Section 2.6. Principal Amount Charge-Offs; Principal Amount Reinstatement.

On any date of determination, in the event the Required Draw Amount exceeds the Reserve Fund Available Amount (as such terms are defined in the Security Agreement), the Principal Amount of all Series of Subordinated Notes will be reduced, pro rata, by the amount of such excess (such reduction, a “Principal Amount Charge-Off”). With respect to any Principal Amount Charge-Off allocated to each outstanding Series of Subordinated Notes, interest will continue to accrue on each Series of Subordinated Notes at the applicable Subordinated Note Rate for such Series of Subordinated Notes set forth in the related Supplement on an amount equal to such Principal Amount Charge-Off (a “Carry-Over Interest Shortfall”) and interest on

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the Carry-Over Interest Shortfall will accrue at the applicable Subordinated Note Rate and shall be paid to the Holders of the Subordinated Notes in the priority set forth in the Security Agreement. If on any Payment Date after a Principal Amount Charge-Off occurs which has not been reinstated in full, the Reserve Fund Available Amount exceeds the Required Draw Amount for such Payment Date, the Principal Amount of all Series of Subordinated Notes will be reinstated, pro rata, by the amount of such excess on such Payment Date (to the extent of such unreinstated Principal Amount Charge-Off) (such reinstatement, a “Principal Amount Reinstatement”).

Section 2.7. Execution and Authentication.

(a) An Authorized Officer shall sign the Term Notes and Subordinated Notes for the Issuer by manual or facsimile signature. If an Authorized Officer whose signature is on a Term Note or a Subordinated Note no longer holds that office at the time the Term Note or the Subordinated Note is authenticated, the Term Note or the Subordinated Note shall nevertheless be valid.

(b) At any time and from time to time after the execution and delivery of this Base Indenture, the Issuer may deliver Term Notes or Subordinated Notes of any particular Series executed by the Issuer to the Indenture Trustee for authentication, together with one or more Issuer Orders for the authentication and delivery of such Term Notes or Subordinated Notes, and the Indenture Trustee, in accordance with such Issuer Order and this Base Indenture, shall authenticate and deliver such Term Notes or Subordinated Notes.

(c) No Term Note or Subordinated Note shall be entitled to any benefit under this Base Indenture or be valid for any purpose unless there appears on such Term Note or Subordinated Note a certificate of authentication substantially in the form provided for herein, duly executed by the Indenture Trustee by the manual signature of an authorized signatory (and the Luxembourg agent (the “Luxembourg Agent”), if such Notes are listed on the Luxembourg Stock Exchange). Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Term Note or the Subordinated Note has been duly authenticated under this Base Indenture. The Indenture Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Term Notes or Subordinated Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Term Notes or Subordinated Notes whenever the Indenture Trustee may do so. Each reference in this Indenture to authentication by the Indenture Trustee includes authentication by such agent. An authenticating agent has the same rights as the Indenture Trustee to deal with the Issuer or an Affiliate of the Issuer. The Indenture Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the [Term Notes]/[Subordinated Notes] of a series referred to in the within mentioned Indenture.

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DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:
Authorized Signatory

(d) Each Term Note or Subordinated Note shall be dated and issued as of the date of its authentication by the Indenture Trustee.

(e) Notwithstanding the foregoing, if any Term Note or Subordinated Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Term Note or Subordinated Note to the Indenture Trustee for cancellation as provided in Section 2.17 together with a written statement (which need not comply with Section 13.3 and need not be accompanied by an Opinion of Counsel) stating that such Term Note or Subordinated Note has never been issued and sold by the Issuer, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

Section 2.8. Form of Term Notes or Subordinated Notes; Book-Entry Provisions.

(a) Restricted Global Note. Any Series of Term Notes or Subordinated Notes, or any class of such Series to be sold in the United States to qualified institutional buyers within the meaning of, and in reliance on, Rule 144A under the Securities Act (“Rule 144A”) in reliance on an exemption from the registration requirements of the Securities Act who are also qualified purchasers as defined under the Investment Company Act will be issued in registered form, and prior to any such sale, each such purchaser shall be deemed to have represented and agreed as follows:

(i) It is a qualified institutional buyer as defined in Rule 144A and a qualified purchaser as defined under the Investment Company Act and is acquiring the Term Notes or Subordinated Notes for its own institutional account or for the account of a qualified institutional buyer;

(ii) It understands that the Term Notes or Subordinated Notes purchased by it will be offered, and may be transferred, only in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Term Notes or Subordinated Notes, such Term Notes or Subordinated Notes may be resold, pledged or transferred only (1) to a person who is a qualified purchaser (as defined under the Investment Company Act) and (2) (a) to a person who the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (b) outside the United States to a non-U.S. Person (as such term is defined in Regulation S of the Securities Act) in a

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transaction in compliance with Regulation S of the Securities Act, (c) pursuant to an effective registration statement under the Securities Act or (d) in reliance on another exemption under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States;

(iii) It understands that the Term Notes and Subordinated Notes will bear a legend substantially as set forth in Section 2.13(a);

(iv) Either (i) it is not, and is not acting on behalf of, a Benefit Plan, or (ii) its acquisition and holding of the Notes will be eligible for, and satisfy all requirements of, a United States Department of Labor prohibited transaction class exemption (or, in the case of a purchaser that is a Governmental Plan, will not violate any law substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code); and

(v) It acknowledges that the Indenture Trustee, the Issuer, each initial purchaser for such Series of Term Notes or Subordinated Notes, and their affiliates, and others will rely exclusively upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and shall be under no duty or obligation to verify the accuracy of the same. If it is acquiring any Term Notes or Subordinated Notes for the account of one or more qualified institutional buyers, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

In addition, such purchaser shall be responsible for providing additional information or certification, as shall be reasonably requested by the Issuer or any initial purchaser for such Series of Term Notes or Subordinated Notes, to support the truth and accuracy of the foregoing acknowledgments, representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of the Term Notes or Subordinated Notes. Such Series of Term Notes or Subordinated Notes shall be issued in the form of and represented by one or more permanent global Term Notes or Subordinated Notes in fully registered form without interest coupons (each, a “Restricted Global Note”), substantially in the form set forth in the applicable Supplement, with such legends as may be applicable thereto, which shall be deposited on behalf of the subscribers for the Term Notes or Subordinated Notes represented thereby with a custodian for DTC, and registered in the name of DTC or a nominee of DTC, duly executed by the Issuer and authenticated by the Indenture Trustee as provided in Section 2.7 for credit to the accounts of the subscribers at DTC. The aggregate initial principal amount of a Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided.

(b) Regulation S Note. Any Series of Term Notes or Subordinated Notes, or any class of such Series, offered and sold outside of the United States will be offered and sold in reliance on Regulation S (“Regulation S”) under the Securities Act (each, a “Regulation S Note”) and shall be issued in definitive, fully registered, certificated form without interest coupons substantially in the form set forth in the applicable Supplement with such legends as may be

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applicable thereto, registered in the name of the beneficial owner or nominee thereof, duly executed by the Issuer and authenticated by the Indenture Trustee as provided in Section 2.7.

(c) Each Series of Term Notes and Subordinated Notes shall be substantially in the form specified in the applicable Supplement and shall bear, upon its face, the designation for such Series to which it belongs so selected by the Issuer. All Term Notes or Subordinated Notes of any Series shall, except as specified in the related Supplement, be equally and ratably entitled as provided hereto to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Base Indenture and the applicable Supplement.

Section 2.9. Note Registrar and Note Paying Agent.

(a) The Issuer shall (i) maintain an office or agency where Term Notes and Subordinated Notes may be presented for registration of transfer or for exchange (“Note Registrar”) and (ii) appoint a paying agent (which shall satisfy the eligibility criteria set forth in Section 10.8(a)) (“Note Paying Agent”) at whose office or agency Term Notes or Subordinated Notes may be presented for payment. The Note Registrar shall keep a register of the Term Notes and Subordinated Notes and of their transfer and exchange (the “Note Register”). The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Note Paying Agent” includes any additional paying agent and the term “Note Registrar” includes any co-registrars. The Issuer may change any Note Paying Agent or Note Registrar without prior notice to any Term Noteholder or Subordinated Noteholder. The Issuer shall notify the Indenture Trustee in writing of the name and address of any agent not a party to this Indenture. The Indenture Trustee is hereby initially appointed as the Note Registrar, Note Paying Agent and agent for service of notices and demands in connection with the Term Notes and Subordinated Notes.

(b) The Issuer shall enter into an appropriate agency agreement with any agent not a party to this Indenture. Such agency agreement shall implement the provisions of this Base Indenture that relate to such agent. The Issuer shall notify the Indenture Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Note Registrar or Note Paying Agent and a Trust Officer has actual knowledge of such failure, or if the Issuer fails to give the foregoing notice, the Indenture Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with this Base Indenture, until the Issuer shall appoint a replacement Note Registrar and Note Paying Agent.

Section 2.10. Note Paying Agent to Hold Money in Trust.

(a) The Issuer will cause each Note Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Note Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Note Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Note Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Term Notes and Subordinated Notes in trust (with no liability for interest and no duty to

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invest or reinvest such sums) for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Indenture Trustee written notice of any default by the Issuer (or any other obligor under the Term Notes or Subordinated Notes) of which it (or, in the case of the Indenture Trustee, a Trust Officer) has actual knowledge in the making of any payment required to be made with respect to the Term Notes or Subordinated Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Note Paying Agent;

(iv) immediately resign as a Note Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Term Notes or Subordinated Notes if at any time it ceases to meet the standards required to be met by an Indenture Trustee hereunder at the time of its appointment; and

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Term Notes or Subordinated Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Base Indenture or for any other purpose, by Issuer Order direct any Note Paying Agent to pay to the Indenture Trustee all sums held in trust by such Note Paying Agent, such sums to be held by the Indenture Trustee (with no duty to invest or reinvest such sums) upon the same trusts as those upon which the sums were held by such Note Paying Agent; and upon such payment by any Note Paying Agent to the Indenture Trustee, such Note Paying Agent shall be released from all further liability with respect to such money.

(c) Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Note Paying Agent in trust for the payment of any amount due with respect to any Term Note or Subordinated Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Term Note or Subordinated Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Note Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Note Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, and London and Luxembourg (if the related Series of Notes has been listed on the Luxembourg Stock Exchange), if applicable, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

12	Base Indenture

Section 2.11. Noteholder List.

The Note Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Term Noteholders and Subordinated Noteholders of each Series of Term Notes and Subordinated Notes. If the Indenture Trustee is not the Note Registrar, the Issuer shall furnish to the Indenture Trustee at least seven Business Days before each Payment Date and at such other time as the Indenture Trustee may request in writing, a list in such form and as of such date as the Indenture Trustee may reasonably require of the names and addresses of Term Noteholders and Subordinated Noteholders of each Series of Term Notes and Subordinated Notes.

Section 2.12. Transfer and Exchange of Term Notes or Subordinated Notes.

(a) When Term Notes or Subordinated Notes of any particular Series are presented to the Note Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Term Notes or Subordinated Notes of other authorized denominations of the same Series, the Note Registrar shall register the transfer or make the exchange if its requirements for such transaction are met; provided, however, that the Term Notes or Subordinated Notes surrendered for transfer or exchange (a) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar, duly executed by the Holder thereof or its attorney, duly authorized in writing and (b) shall be transferred or exchanged in compliance with the following provisions and any other applicable provisions set forth in the related Supplement for such Series:

(i) Transfer of Restricted Global Notes.

(1) if such Term Note or Subordinated Note is being acquired for the account of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit A-1 hereto); or

(2) if such Term Note or Subordinated Note is being transferred to a qualified institutional buyer (as defined in Rule 144A) in accordance with Rule 144A, (i) a certification to that effect (in substantially the form of Exhibit A-1 hereto) and (ii) each such transferee of such Term Note or Subordinated Note shall be deemed to have represented and agreed as follows:

(A) It is a qualified institutional buyer as defined in Rule 144A and is acquiring the Notes for its own institutional account or for the account of a qualified institutional buyer;

(B) It understands that the Notes purchased by it will be offered, and may be transferred, only in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Notes, such Term Notes or Subordinated Notes may be resold, pledged or transferred only (a) to a person who the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) that purchases for it own account or for the account of a qualified institutional

13	Base Indenture

buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (b) outside the United States to a non-U.S. Person (as such term is defined in Regulation S of the Securities Act) in a transaction in compliance with Regulation S of the Securities Act, (c) pursuant to an effective registration statement under the Securities Act or (d) in reliance on another exemption under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States;

(C) It understands that the Notes will bear a legend substantially as set forth in Section 2.13; and

(D) It acknowledges that the Indenture Trustee, the Issuer, each initial purchaser for such Series of Notes, and their affiliates, and others will rely exclusively upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and shall be under no duty or obligation to verify the accuracy of the same. If it is acquiring any Notes for the account of one or more qualified institutional buyers, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

In addition, such transferee shall be responsible for providing additional information or certification, as shall be reasonably requested by the Issuer or any initial purchaser for such Series of Term Notes or Subordinated Notes, to support the truth and accuracy of the foregoing acknowledgments, representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of the Term Notes or Subordinated Notes; or

(3) if such Term Note or Subordinated Note is being transferred pursuant to an exemption from registration in accordance with Regulation S, (i) a certification to that effect (in substantially the form of Exhibit A-1 hereto) and (ii) each such transferee of such Term Note or Subordinated Note shall be deemed to have represented and agreed as follows:

(A) It is aware that the sale to it of the Notes is being made in reliance on the exemption from registration provided by Regulation S and understands that the Notes offered in reliance on Regulation S will be represented by Regulation S Notes. The Notes so represented may not at any time be held by or on behalf of U.S. Persons as defined in Regulation S under the Securities Act. It and each beneficial owner of the Notes sold to it will not be a U.S. Person as defined in Regulation S under the Securities Act and its purchase of the Notes will comply with all applicable laws in any jurisdiction in which it resides or is located;

14	Base Indenture

(B) It understands that the Notes purchased by it will be offered, and may be transferred, only in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Notes, such Notes may be resold, pledged or transferred only (a) to a person who the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) that purchases for it own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (b) outside the United States to a non-U.S. Person (as such term is defined in Regulation S of the Securities Act) in a transaction in compliance with Regulation S of the Securities Act, (c) pursuant to an effective registration statement under the Securities Act or (d) in reliance on another exemption under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States;

(C) It understands that the Notes will bear a legend substantially as set forth in Section 2.13; and

(D) It acknowledges that the Indenture Trustee, the Issuer, each initial purchaser for such Series of Notes, and their affiliates, and others will rely exclusively upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and shall be under no duty or obligation to verify the accuracy of the same. If it is acquiring any Notes for the account of one or more qualified institutional buyers, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

In addition, such transferee shall be responsible for providing additional information or certification, as shall be reasonably requested by the Issuer or any initial purchaser for such Series of Term Notes or Subordinated Notes, to support the truth and accuracy of the foregoing acknowledgments, representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of the Term Notes or Subordinated Notes; or

(4) if such Term Note or Subordinated Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in substantially the form of Exhibit A-1 hereto), and (ii) an opinion of counsel in form and substance acceptable to the and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

(ii) Restricted Global Note to Regulation S Note. If a holder of a beneficial interest in the Restricted Global Note registered in the name of DTC or its nominee

15	Base Indenture

wishes at any time to exchange its interest in such Restricted Global Note for an interest in one or more Regulation S Notes, such holder may, subject to the rules and procedures of DTC, exchange or cause the exchange or transfer of such interest for an equivalent interest in one or more Regulation S Notes. Upon receipt by the Transfer Agent of (1) instructions given in accordance with DTC’s procedures from an agent member directing the Indenture Trustee as Transfer Agent to cause to be issued one or more Regulation S Notes in an amount equal to the beneficial interest in the Restricted Global Note to be exchanged or transferred, and (2) a certificate substantially in the form of Exhibit A-2 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been in compliance with the transfer restrictions applicable to the Regulation S Notes, including that the holder or the transferee, as applicable, is not a U.S. Person and pursuant to and in accordance with Regulation S, DTC shall reduce the Restricted Global Note by the aggregate principal amount of the beneficial interest in the Restricted Global Note to be so exchanged or transferred, the Indenture Trustee, as Note Registrar, shall record the transfer in the Note Register and the Indenture Trustee shall authenticate and deliver one or more Regulation S Notes, registered in the names and in the principal amounts designated by the holder of such beneficial interest in the Restricted Global Note to be exchanged or transferred. In connection with any transfer pursuant to this clause (iii), each such transferor of such Restricted Global Note shall be required to represent and agree that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the related Series of Notes and pursuant to and in accordance with Regulation S under the Securities Act, and that:

(1) the offer of the Notes was not made to a person in the United States;

(A) at the time the buy order was originated, the transferee was outside the United States or the transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(2) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(3) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(iii) Regulation S Note to Restricted Global Note. If a holder of an interest in a Regulation S Note wishes at any time to exchange its interest in such Regulation S Note for an interest in a Restricted Global Note, or to transfer its interest in such Regulation S Note to a Person who wishes to take delivery thereof in the form of an interest in the Restricted Global Note, such holder may, subject to the rules and procedures of DTC,

16	Base Indenture

exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Restricted Global Note. Upon receipt by the Indenture Trustee, as Note Registrar, of (A) such holder’s Regulation S Notes properly endorsed for such transfer and written instructions from such holder directing the Indenture Trustee, as Note Registrar, to cause to be credited a beneficial interest in a Restricted Global Note in an amount equal to the interest in the Regulation S Note to be so exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, and (B) a certificate in the form of Exhibit A-3 attached hereto given by such holder of Regulation S Notes and stating, among other things, that in the case of a transfer, such holder reasonably believes that the Person acquiring such interest in a Restricted Global Note is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction or that, in the case of an exchange, the holder is a qualified institutional buyer within the meaning of Rule 144A, then the Indenture Trustee, as Note Registrar, shall cancel such Regulation S Notes and record the transfer in the Note Registrar and instruct DTC to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in a Restricted Global Note equal to the amount specified in the instructions received pursuant to clause (A) above. In connection with any transfer pursuant to this clause (iii), each such transferor of such Regulation S Note shall be required to represent and agree that such Regulation S Notes are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the transferor reasonably believes is purchasing such Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

(iv) Transfers of Regulation S Notes. If a holder of a beneficial interest in a Regulation S Note wishes at any time to transfer its interest in such Regulation S Note to a Person who wishes to take delivery thereof, such holder may transfer or cause the transfer of such interest for an equivalent beneficial interest in one Regulation S Note, as provided below. Upon receipt by the Issuer and the Indenture Trustee, as Note Registrar, of (A) such holder’s Regulation S Note properly endorsed for assignment to the transferee, (B) a certification of the transferor that the transfer is being made pursuant to Regulation S, then the Indenture Trustee, as Note Registrar, shall cancel such Regulation S Note, record the transfer in the Note Register and authenticate and deliver one or more Regulation S Notes bearing the same designation as the Regulation S Notes endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in a principal amount to the interest in the Regulation S Note surrendered by the transferor.

(v) So long as a Definitive Note remains outstanding, transfers and exchanges of a Definitive Note, in whole or in part, shall only be made in accordance with this Section 2.12.

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(1) Definitive Note to Regulation S Note. If a holder of a beneficial interest in a Definitive Note wishes at any time to exchange its interest in such Note for an interest in a Regulation S Note, or to transfer its interest in such Definitive Note to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Note, such holder may exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in a Regulation S Note. Definitive Notes may be exchanged or transferred for beneficial interests in Regulation S Notes in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof or such other denominations and currency specified in the related Supplement. Upon receipt by the Indenture Trustee, as Note Registrar, of (A) such Definitive Notes properly endorsed for such transfer and written instructions from such holder directing the Indenture Trustee, as Note Registrar, to cause to be issued one or more Regulation S Notes in an amount equal to the beneficial interest in the Definitive Notes but not less than the minimum denomination applicable to such holder’s Term Notes or Subordinated Notes, as applicable, held through a Regulation S Note, to be exchanged or transferred, (B) a certificate in the form of Exhibit A-4 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Regulation S Notes, including that the holder or the transferee, as applicable, is not a U.S. Person and pursuant to and in accordance with Regulation S, the Indenture Trustee, as Note Registrar, shall cancel such Definitive Notes in accordance with Section 2.17, record the transfer in the Note Register in accordance with Section 2.12(a) and authenticate and deliver one or more Regulation S Notes, registered in the names and in the amounts specified in the instructions received pursuant to clause (A) above.

(2) Definitive Note to Restricted Global Note. If a holder of a beneficial interest in a Definitive Note wishes at any time to exchange its interest in such Definitive Note for an interest in a Restricted Global Note, or to transfer its interest in such Definitive Note to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Note, such holder may exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in a Restricted Global Note. Definitive Notes may be exchanged or transferred for beneficial interests in Restricted Global Note only in minimum denominations of $200,000 and integral multiples in excess of $1,000 or such other denominations and currency as may be specified in the related Supplement. Upon receipt by the Indenture Trustee, as Note Registrar, of (A) such holder’s Definitive Notes properly endorsed for such transfer and written instructions from such holder directing the Indenture Trustee, as Note Registrar, to cause to be credited a beneficial interest in a Restricted Global Note in an amount equal to the beneficial interest in the Definitive Notes, but not less than the minimum denomination applicable to such holder’s Notes, as applicable, held through a Restricted Global Note, to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, and (B) a certificate in the form of Exhibit A-5 attached hereto given by the holder of such beneficial interest and stating, among

18	Base Indenture

other things, that, in the case of a transfer, such holder reasonably believes that the Person acquiring such interest in a Restricted Global Note is a qualified institutional buyer within the meaning of Rule 144A, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction or that, in the case of an exchange, the holder is a qualified institutional buyer within the meaning of Rule 144A, then the Indenture Trustee, as Note Registrar, shall cancel such Definitive Notes in accordance with Section 2.17 and instruct DTC to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in a Restricted Global Note equal to the amount specified in the instructions received pursuant to clause (A) above.

(3) Transfer of Definitive Notes. If a holder of a beneficial interest in a Definitive Note wishes at any time to transfer its interest in such Definitive Note to a Person who wishes to take delivery thereof, such holder may transfer or cause the transfer of such interest for an equivalent beneficial interest in one Definitive Note, as provided below. Upon receipt by the Issuer and the Indenture Trustee, as Note Registrar, of (A) such holder’s Definitive Note properly endorsed for assignment to the transferee, (B) a certificate in the form of Exhibit A-6 attached hereto given by the transferee of such beneficial interest and (C) if such certificate does not include a certification that the transferee is a qualified institutional buyer or a non-U.S. Person, either (i) a certification of the transferor that the transfer is being made pursuant to Rule 144 under the Securities Act or (ii) an opinion of counsel acceptable to the Indenture Trustee that such transfer may be made pursuant to an exemption from registration under the Securities Act, then the Indenture Trustee, as Note Registrar, shall cancel such Definitive Note in accordance with Section 2.17, record the transfer in the Note Register in accordance with Section 2.8(a) and authenticate and deliver one or more Definitive Notes bearing the same designation as the Definitive Notes endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in a principal amount equal to the beneficial interest in the Definitive Note surrendered by the transferor. Any purported transfer in violation of the foregoing requirements shall be null and void ab initio, and the Indenture Trustee shall not register any such purported transfer and shall not authenticate and deliver such Definitive Notes.

(vi) Other Transfers or Exchanges. In the event that a Restricted Global Note is exchanged for Notes in definitive registered form without interest coupons, pursuant to Section 2.21 hereof, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (i) through (v) above (including the certification requirements intended to insure that such exchanges or transfers comply with Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Issuer and the Indenture Trustee.

(b) The Indenture Trustee shall not register the exchange of interests in a Term Note or Subordinated Note for a Definitive Note or the transfer of or exchange of a Term

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Note or Subordinated Note during the period beginning on any Note Record Date and ending on the next following Payment Date.

(c) If the Term Notes or Subordinated Notes of any Series are listed on the Luxembourg Stock Exchange, the Indenture Trustee shall send to the Issuer upon any transfer or exchange of any Term Note or Subordinated Note information reflected in the copy of the register for such Term Notes or Subordinated Notes maintained by the Note Registrar, as the case may be.

(d) To permit registrations of transfers and exchanges, the Issuer shall execute and the Indenture Trustee shall authenticate Term Notes or Subordinated Notes, subject to such rules as the Indenture Trustee may reasonably require. No service charge to the Term Noteholder or Subordinated Noteholder shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Note Registrar may require payment of a sum sufficient to cover any transfer tax or similar government charge payable in connection therewith.

(e) All Term Notes or Subordinated Notes issued upon any registration of transfer or exchange of Term Notes or Subordinated Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Term Notes or Subordinated Notes surrendered upon such registration of transfer or exchange.

(f) Prior to due presentment for registration of transfer of any Term Note or Subordinated Note, the Indenture Trustee, any agent and the Issuer may deem and treat the Person in whose name any Term Note or Subordinated Note is registered (as of the day of determination) as the absolute owner of such Term Note or Subordinated Note for the purpose of receiving payment of principal of and interest on such Term Note or Subordinated Note and for all other purposes whatsoever, whether or not such Term Note or Subordinated Note is overdue, and neither the Indenture Trustee, any agent nor the Issuer shall be affected by notice to the contrary.

(g) Notwithstanding any other provision of this Section 2.12, the typewritten Term Note(s) or Subordinated Note(s) representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series, or to a successor Clearing Agency for such Series selected or approved by the Issuer or to a nominee of such successor Clearing Agency, only if in accordance with this Section 2.12 and Section 2.21.

(h) Unless otherwise specified in the applicable Supplement, each transferee of a Term Note or Subordinated Note shall be deemed to represent and warrant that either (i) it is not, and is not acting on behalf of, any Benefit Plan, or (ii) its acquisition and holding of a Note will be eligible for, and satisfy all requirements of, a United States Department of Labor prohibited transaction class exemption (or, in the case of a purchaser that is a Governmental Plan, will not violate any law substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code).

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(i) The Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Term Note or Subordinated Note (including any transfers between or among depositary participants or beneficial owners of interests in any Restricted Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j) The Issuer has structured this Indenture and the Term Notes and the Subordinated Notes have been (or will be) issued with the intention that the Term Notes and the Subordinated Notes will qualify under applicable tax law as indebtedness and any person acquiring any direct or indirect interest in any Term Notes or any Subordinated Notes agrees, by acceptance of its Term Note or Subordinated Note, to treat the Term Notes or the Subordinated Notes for purposes of United States federal, state and local income tax, franchise tax and any other tax measured by income, as indebtedness and to take no position inconsistent therewith.

Section 2.13. Legending of Term Notes and Subordinated Notes.

Unless otherwise provided for in a Supplement and except as permitted by the following sentence, each Term Note and each Subordinated Note shall bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF CARMEL MOUNTAIN FUNDING TRUST THAT THIS NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE ISSUER (UPON REDEMPTION THEREOF OR OTHERWISE), (2) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) WHO IS ALSO A QUALIFIED PURCHASER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON (AS SUCH TERM IS DEFINED IN REGULATION S OF THE SECURITIES ACT) WHO IS ALSO A QUALIFIED PURCHASER IN A TRANSACTION IN COMPLIANCE WITH REGULATION S OF THE SECURITIES ACT OR (4) IN A TRANSACTION COMPLYING WITH OR EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE

21	Base Indenture

SECURITIES ACT (SUBJECT IN THE CASE OF THIS CLAUSE (4) TO RECEIPT OF SUCH CERTIFICATES AND OTHER DOCUMENTS AS THE INDENTURE TRUSTEE MAY REQUIRE UNDER THE INDENTURE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

EACH PURCHASER REPRESENTS, WARRANTS AND COVENANTS FOR THE BENEFIT OF THE INDENTURE TRUSTEE AND THE ISSUER THAT EITHER (A) SUCH PURCHASER IS NOT AND IS NOT ACTING ON BEHALF OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (III) ANY ENTITY DEEMED TO BE INVESTING “PLAN ASSETS” (WITHIN THE MEANING OF UNITED STATES DEPARTMENT OF LABOR REGULATION 29 C.F.R. SECTION 2510.3-101 OR OTHERWISE UNDER ERISA) OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR (IV) A “GOVERNMENTAL PLAN” (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), (EACH OF THE FOREGOING A “BENEFIT PLAN”) OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE WILL BE ELIGIBLE FOR, AND SATISFY ALL REQUIREMENTS OF, A UNITED STATES DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (OR, IN THE CASE OF A PURCHASER THAT IS A GOVERNMENTAL PLAN, WILL NOT VIOLATE ANY SIMILAR LAW). EACH PURCHASER THAT ACQUIRES A BENEFICIAL INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE THE FOREGOING REPRESENTATION AND WARRANTY.

Upon any transfer, exchange or replacement of Term Notes or Subordinated Notes bearing such legend, or if a request is made to remove such legend on a Term Note or a Subordinated Note,

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the Term Notes or Subordinated Notes so issued shall bear such legend, or such legend shall not be removed, as the case may be, unless there is delivered to the Issuer and the Indenture Trustee such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by the Issuer that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Regulation S. Upon provision of such satisfactory evidence, the Indenture Trustee, upon receipt of an Issuer Order, shall authenticate and deliver a Term Note or a Subordinated Note that does not bear such legend.

Section 2.14. Replacement Term Notes and Replacement Subordinated Notes.

(a) If (i) any mutilated Term Note or Subordinated Note is surrendered to the Indenture Trustee, or the Indenture Trustee and Issuer receive evidence to their satisfaction of the destruction, loss or theft of any Term Note or Subordinated Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Term Note or Subordinated Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC (which generally permit the Issuer to impose reasonable requirements) are met, the Issuer shall execute and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Term Note or Subordinated Note, a replacement Term Note or Subordinated Note; provided, however, that if any such destroyed, lost or stolen Term Note or Subordinated Note, but not a mutilated Term Note or Subordinated Note, shall have become or within seven (7) days shall be due and payable, instead of issuing a replacement Term Note or Subordinated Note, the Issuer may pay such destroyed, lost or stolen Term Note or Subordinated Note when so due or payable without surrender thereof. If, after the delivery of such replacement Term Note or Subordinated Note or payment of a destroyed, lost or stolen Term Note or Subordinated Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Term Note or Subordinated Note in lieu of which such replacement Term Note or Subordinated Note was issued (or in respect of which such payment was made) presents for payment such original Term Note or Subordinated Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Term Note or Subordinated Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Term Note or Subordinated Note from such Person to whom such replacement Term Note or Subordinated Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

(b) Upon the issuance of any replacement Term Note or Subordinated Note under this Section 2.14, the Issuer may require the payment by the Holder of such Term Note or Subordinated Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee, including attorneys’ fees and expenses) connected therewith.

(c) Every replacement Term Note or Subordinated Note issued pursuant to this Section 2.14 in replacement of any mutilated, destroyed, lost or stolen Term Note or

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Subordinated Note shall be entitled to all the benefits of this Base Indenture equally and proportionately with any and all other Term Notes or Subordinated Notes duly issued hereunder.

(d) The provisions of this Section 2.14 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Term Notes or Subordinated Notes.

Section 2.15. Treasury Notes.

In determining whether the Term Noteholders or the Subordinated Noteholders of the required principal amount of the Term Notes or Subordinated Notes, as applicable, have concurred in any direction, waiver or consent, Term Notes or Subordinated Notes owned by the Issuer, the Seller or the Servicer or any Affiliate of the Issuer, the Seller or the Servicer shall be considered as though they are not outstanding, except that for the purpose of determining whether the Indenture Trustee shall be fully protected in relying on any such direction, waiver or consent, only Notes of which a Trust Officer of the Indenture Trustee has actually received written notice of such ownership shall be so disregarded. Absent written notice to the Indenture Trustee of such ownership, the Indenture Trustee shall not be deemed to have knowledge of the identity of the individual beneficial owners of the Term Notes or the Subordinated Notes.

Section 2.16. Temporary Notes.

(a) Pending the preparation of Definitive Notes issued under Section 2.21 hereof, the Issuer may prepare and the Indenture Trustee, upon receipt of an Issuer Order, shall authenticate and deliver temporary Term Notes or Subordinated Notes, as applicable, of such Series. Temporary Notes shall be substantially in the form of Definitive Notes of like Series but may have variations that are not inconsistent with the terms of this Base Indenture as the Issuer may determine, as evidenced by its execution of such Term Notes or Subordinated Notes.

(b) If temporary Term Notes are issued pursuant to Section 2.16(a) above, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Term Notes or Subordinated Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Term Notes or Subordinated Notes at the office or agency of the Issuer to be maintained as provided in Section 8.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Term Notes or Subordinated Notes, as applicable, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Term Notes or Subordinated Notes, as applicable, shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.17. Cancellation.

The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. The Note Registrar and Note Paying Agent shall forward to the Indenture Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Indenture

24	Base Indenture

Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. The Issuer may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Indenture Trustee for cancellation. All cancelled Notes held by the Indenture Trustee shall be disposed of in accordance with the Indenture Trustee’s standard disposition procedures.

Section 2.18. Principal and Interest.

(a) The principal of each Series of Term Notes and Subordinated Notes shall be payable at the times and in the amount set forth in the related Supplement and in accordance with Article 6.

(b) Each Series of Term Notes and Subordinated Notes, as applicable, shall accrue interest as provided in the related Supplement. Such interest with respect to Term Notes and Subordinated Notes shall be payable on each Payment Date for such Series, in accordance with Article 6 and the related Supplement and in accordance with the priority of payments set forth in the Security Agreement.

(c) Except as provided in the following sentence, the Person in whose name any Term Note or Subordinated Note is registered at the close of business on any Note Record Date with respect to a Payment Date for such Term Note shall be entitled to receive the principal and interest payable on such Payment Date notwithstanding the cancellation of such Term Note or Subordinated Note upon any registration of transfer, exchange or substitution of such Term Note or Subordinated Note subsequent to such Note Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Term Note or Subordinated Note is payable.

(d) If the Issuer defaults in the payment of interest on the Term Notes or the Subordinated Notes of any Series, such interest, to the extent paid on any date that is more than five (5) Business Days after the applicable due date, shall cease to be payable to the Persons who were Term Noteholders or Subordinated Noteholders of such Series at the applicable Note Record Date and the Issuer shall pay the defaulted interest in any lawful manner, plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Term Noteholders or Subordinated Noteholders of such Series on a subsequent special record date which date shall be at least five (5) Business Days prior to the payment date, at the rate provided in this Indenture and in the Term Notes or the Subordinated Notes of such Series. The Issuer shall fix or cause to be fixed each such special record date and payment date, and at least 15 days before the special record date, the Issuer (or the Indenture Trustee, in the name of and at the expense of the Issuer) shall mail to Term Noteholders or Subordinated Noteholders of such Series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.19. Book-Entry Notes.

(a) For each Series of Term Notes or Subordinated Notes to be issued in registered form, the Issuer shall duly execute the Term Notes or Subordinated Notes, and the Indenture Trustee shall, in accordance with Section 2.7 hereof, authenticate and deliver initially

25	Base Indenture

one or more Restricted Global Notes that (a) shall be registered on the Note Register in the name of DTC or DTC’s nominee, and (b) shall bear legends substantially to the following effect:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. (“CEDE”) OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

So long as DTC or its nominee is the registered owner or Holder of a Restricted Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Term Notes or Subordinated Notes represented by such Restricted Global Note for purposes of this Base Indenture and such Term Notes or Subordinated Notes. Members of, or participants in, DTC shall have no rights under this Indenture with respect to any Restricted Global Note held on their behalf by DTC, and DTC may be treated by the Issuer, the Indenture Trustee, any agent and any agent of such entities as the absolute owner of such Restricted Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Indenture Trustee, any agent and any agent of such entities from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its agent members, the operation of customary practices governing the exercise of the rights of a Holder of any Term Note or a Holder of any Subordinated Note.

(b) [Reserved].

(c) Title to the Term Notes and Subordinated Notes shall pass only by registration in the Note Register maintained by the Registrar pursuant to Section 2.9.

(d) Any typewritten Term Note or Term Notes and Subordinated Note or Subordinated Notes representing Book-Entry Notes shall provide that they represent the aggregate or a specified amount of outstanding Term Notes or Subordinated Notes from time to time endorsed thereon and may also provide that the aggregate amount of outstanding Term Notes or Subordinated Notes represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a typewritten Term Note or Term Notes and Subordinated Note or Subordinated Notes representing Book-Entry Notes to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Term Note Owners or Subordinated Note Owners represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Issuer Order to be delivered to the Indenture Trustee pursuant to Section 2.7. Subject to the provisions of Section 2.8, the Indenture Trustee shall deliver and redeliver any typewritten Term Note or Term Notes and Subordinated Note or Subordinated

26	Base Indenture

Notes representing Book-Entry Notes in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Issuer Order. Any instructions by the Issuer with respect to endorsement or delivery or redelivery of a typewritten Term Note or Term Notes and Subordinated Note or Subordinated Notes representing the Book-Entry Notes shall be in writing but need not comply with Section 13.3 hereof and need not be accompanied by an Opinion of Counsel.

(e) Unless and until definitive, fully registered Term Notes or Subordinated Notes (each, “Definitive Notes”) have been issued to Term Note Owners or Subordinated Note Owners pursuant to Section 2.21:

(i) the provisions of this Section 2.19 shall be in full force and effect;

(ii) the Note Paying Agent, the Note Registrar and the Indenture Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes of this Base Indenture (including the making of payments on the Term Notes and the Subordinated Notes and the giving of instructions or directions hereunder) as the authorized representatives of the Term Note Owners and the Subordinated Note Owners;

(iii) to the extent that the provisions of this Section 2.19 conflict with any other provisions of this Base Indenture, the provisions of this Section 2.19 shall control;

(iv) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Term Notes or Holders of Subordinated Notes evidencing a specified percentage of the outstanding principal amount of the Term Notes or Subordinated Notes, as applicable, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from the Term Note Owners or Subordinated Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Term Notes or Subordinated Notes and has delivered such instructions to the Indenture Trustee; and

(f) the rights of Term Note Owners and Subordinated Note Owners shall be exercised only through the applicable Clearing Agency and their related Clearing Agency Participants and shall be limited to those established by law and agreements between such Term Note Owners or Subordinated Note Owners and their related Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to Section 2.21, the applicable Clearing Agencies will make book-entry transfers among their related Clearing Agency Participants and receive and transmit payments of principal and interest on the Term Notes and Subordinated Notes to such Clearing Agency Participants.

Section 2.20. Notices to Clearing Agency.

Whenever notice or other communication to the Term Noteholders or Subordinated Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Term Note Owners or Subordinated Note Owners pursuant to Section 2.21, the Indenture Trustee and the Issuer shall give all such notices and communications

27	Base Indenture

specified herein to be given to Term Noteholders and Subordinated Noteholders to the applicable Clearing Agency for distribution to the Term Note Owners and Subordinated Note Owners.

Section 2.21. Definitive Notes.

(a) Conditions for Issuance. Except as provided in Section 2.12, interests in a Restricted Global Note deposited with DTC pursuant to Section 2.19 shall be transferred to the beneficial owners thereof in the form of Definitive Notes only if (i) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for such Restricted Global Note or at any time ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary so registered is not appointed by the Issuer within 90 days of such notice, or (ii) after the occurrence of an Event of Default, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Principal Balance of the Notes advise the DTC in writing that the continuation of a book-entry system through the DTC is no longer in the best interests of the Note Owners, then the DTC has undertaken to notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Unless otherwise specified in the related Indenture Supplement, Definitive Notes shall be issued without coupons in amounts of U.S. $200,000 and integral multiples of U.S. $1,000, subject to compliance with all applicable legal and regulatory requirements.

(b) Issuance. If interests in any Restricted Global Note are to be transferred to the beneficial owners thereof in the form of Definitive Notes pursuant to this Section 2.21, such Restricted Global Note shall be surrendered by DTC to the office or agency of the Transfer Agent located in the Borough of Manhattan, The City of New York, to be so transferred, without charge. The Indenture Trustee shall authenticate and deliver, upon such transfer of interests in such Restricted Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations; provided, that in the case of an interest in a Restricted Global Note, no such interest will be transferred except upon (i) delivery of a Transfer Certificate substantially in the form of Exhibit A-1 hereto and (ii) compliance with the conditions set forth in Section 2.12. The Definitive Notes transferred pursuant to this Section 2.21 shall be executed, authenticated and delivered only in the denominations specified in paragraph (a) above or in the related Supplement, and Definitive Notes shall be registered in such names as DTC shall direct in writing. The Transfer Agent shall have at least 30 days from the date of its receipt of Definitive Notes and registration information to authenticate and deliver such Definitive Notes. Any Definitive Notes delivered in exchange for an interest in a Restricted Global Note shall, except as otherwise provided by Section 2.14, bear, and be subject to, the legend regarding transfer restrictions set forth in Section 2.14. The Issuer will promptly make available to the Transfer Agent a reasonable supply of Definitive Notes. The Issuer shall bear the costs and expenses of printing or preparing any Definitive Notes.

Section 2.22. CUSIP Numbers.

The Issuer in issuing the Term Notes or Subordinated Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Indenture Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Term Noteholders or Subordinated Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Term Notes or Subordinated Notes or as contained in any

28	Base Indenture

notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Term Notes or Subordinated Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Indenture Trustee of any change in the “CUSIP” numbers.

Section 2.23. Section 3(c)(7) Procedures.

(a) Section 3(c)(7) Reminder Notices.

The Issuer shall send to the Term or Subordinated Noteholders a Section 3(c)(7) reminder notice at the times required under Section 4.1(c) hereof. Without limiting the foregoing, the Issuer shall send a copy of each report referred to in Section 4.1(c) hereof to DTC, with a request that DTC forward each such report to the relevant Clearing Agency Participants for further delivery to beneficial owners of interests in the Restricted Global Notes.

(b) DTC Actions.

The Issuer shall direct DTC to take the following steps in connection with the Restricted Global Notes:

(i) The Issuer shall direct DTC to include the “3c7” marker in DTC’s 20 character security descriptor and the 48 character additional descriptor for the Restricted Global Notes in order to indicate that sales are limited to qualified institutional buyers (as defined in Rule 144A) who are qualified purchasers (as defined under Section 3(c)(7) under the Investment Company Act, as amended).

(ii) The Issuer shall direct DTC to cause each physical DTC deliver order ticket delivered by DTC to purchasers to contain DTC’s 20 character security descriptor; and shall direct DTC to cause each DTC deliver order ticket delivered by DTC to purchasers in electronic form to contain the “3c7” indicator and a related user manual for participants, which shall contain a description of the relevant restrictions.

(iii) The Issuer shall instruct DTC to send a notice substantially in the form attached as Exhibit B hereto to all Clearing Agency Participants in connection with the offering of the Restricted Global Notes.

(iv) The Issuer shall advise DTC that it is a Section 3(c)(7) issuer and shall request DTC to include the Restricted Global Notes in DTC’s “Reference Directory” of Section 3(c)(7) offerings.

(v) The Issuer shall from time to time (upon the request of the Trustee, the Note Registrar or the Collateral Manager) request DTC to deliver to the Issuer a list of all Clearing Agency Participants holding an interest in the Restricted Global Notes.

(c) Bloomberg Screens, etc.

The Issuer shall from time to time request all third party vendors to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section

29	Base Indenture

3(c)(7) restrictions on the Restricted Global Notes. Without limiting the foregoing, the Issuer shall request Bloomberg, L.P. to include the following on each Bloomberg screen containing information about the Restricted Global Notes:

(i) The “Note Box” on the bottom of the “Security Display” page describing each Restricted Global Note should state: “Iss’d Under 144A/3c7.”

(ii) The “Security Display” page should have a flashing red indicator stating “See Other Available Information.”

(iii) Such indicator should link to an “Additional Security Information” page, which should state that the Restricted Global Notes “are being offered in reliance on the exemption from registration under Rule 144A to Persons that are both (1) qualified institutional buyers (as defined in Rule 144A) and (2) qualified purchasers (as defined under Section 3(c)(7))”.

(d) CUSIP.

The Issuer shall cause each “CUSIP” number obtained for the Restricted Global Notes to have an attached “fixed field” that contains “3c7” and “144A” indicators.

ARTICLE 3.

SECURITY

Section 3.1. Security Interest.

(a) Pursuant to the Security Agreement, in order to secure the Issuer’s Obligations, each of the Issuer and the Owner Trustee has pledged, assigned, conveyed, delivered, transferred and set over to the Collateral Agent, for the benefit of the Secured Parties, and has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of the Issuer’s right, title and interest in and to all of the Collateral assigned to the Collateral Agent pursuant to the Security Agreement.

(b) This grant under the Security Agreement has been made in trust to secure the Issuer’s Obligations and to secure compliance with the provisions of the Security Agreement, all as provided in the Security Agreement.

Section 3.2. Stamp, Other Similar Taxes and Filing Fees.

The Issuer shall indemnify and hold harmless the Collateral Agent, the Indenture Trustee and each Term Noteholder or Subordinated Noteholder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with the Security Agreement, this Indenture or any Collateral. The Issuer shall pay, or reimburse the Collateral Agent and the Indenture Trustee for, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable

30	Base Indenture

or determined to be payable in respect of the execution, delivery, performance and/or enforcement of the Security Agreement and this Indenture. The foregoing shall not, however, be deemed to create any obligation whatsoever of the Collateral Agent or the Indenture Trustee to pay any such amounts.

ARTICLE 4.

REPORTS

Section 4.1. Agreement of the Issuer to Provide Reports and Instructions.

(a) Monthly Certificate. On each Determination Date, the Issuer shall forward to the Collateral Agent, each Swap Counterparty, the Indenture Trustee, the Note Paying Agent, the Rating Agencies, and any Enhancement Provider, an Officer’s Certificate of the Issuer substantially in the form of Exhibit D (each, a “Monthly Certificate”) setting forth, inter alia, the following information (which, in the cases of clauses (i), (ii) and (iii) below, will be expressed as a dollar amount per $1,000 of the Initial Principal Amount of each Series of Term Notes or Subordinated Notes and as a percentage of the outstanding aggregate principal balance of the Term Notes or Subordinated Notes as of such date): (i) for each Series and each class of each Series, the total amount to be paid to Term Noteholders or to Subordinated Noteholders on the next succeeding Payment Date; (ii) for each Series and each class of each Series, the amount of such payment allocable to principal on the Term Notes or the Subordinated Notes; (iii) for each Series and each class of each Series, the amount of such payment allocable to interest on the Term Notes or the Subordinated Notes, as applicable; (iv) for each Series and each class of each Series, to the extent applicable, the amount of Enhancement used or drawn in connection with the distribution to Noteholders of such Series or class on the next succeeding Payment Date, together with the aggregate amount of remaining Enhancement not theretofore used or drawn; and (v) whether, to the knowledge of the Issuer, any Lien exists on any of the Collateral (other than Liens granted pursuant to the Security Agreement and the other Program Documents or permitted thereunder).

(b) Monthly Noteholders’ Statement. One Business Day prior to each Payment Date, the Issuer shall furnish to the Collateral Agent, the Swap Counterparties and the Indenture Trustee a Monthly Noteholders’ Statement with respect to each Series of Term Notes or Subordinated Notes substantially in the form of Exhibit E.

(c) Reminder to Owners of Notes:

Each owner of the Notes must be a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended, and a “qualified purchaser” as defined under the Investment Company Act of 1940, as amended, who can represent as follows:

(i) it is not a broker-dealer which owns and invests on a discretionary basis less than $25 million in securities of unaffiliated issuers;

(ii) it is not a participant-directed employee plan such as a 401(k) plan;

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(iii) it is acting for its own account or for the account of another who is both a qualified institutional buyer and a qualified purchaser;

(iv) it is not formed for the purpose of investing in the Notes;

(v) it, and each account for which it holds the Notes, will hold at least the authorized minimum denomination therefor; and

(vi) it will provide notice of these transfer restrictions to any transferee from it.

(d) Instructions as to Withdrawals and Payments. The Issuer will furnish, or cause to be furnished, to the Collateral Agent, the Indenture Trustee or the Note Paying Agent, as applicable, an Officer’s Certificate to make withdrawals and payments from any accounts specified in a Supplement and to make drawings under any Enhancement, as contemplated herein and in any Supplement. The Indenture Trustee and the Note Paying Agent shall promptly follow any such Officer’s Certificate.

ARTICLE 5.

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1. Establishment of Accounts.

To the extent specified in the Supplement with respect to any Series of Term Notes or Subordinated Notes, the Indenture Trustee may establish and maintain one or more accounts to facilitate the proper allocation of Collections in accordance with the terms of such Supplement.

Section 5.2. Collections and Allocations.

Allocations of Collections to Term Noteholders or Subordinated Noteholders will be as specified in the Security Agreement and will be allocated among all Series of Term Notes or Subordinated Notes outstanding as specified in the related Supplements. The Security Agreement specifies that, prior to the occurrence of an Event of Default, the Collateral Agent will, on each Payment Date, apply the funds on deposit in the Collateral Account (up to the amount of Deposited Funds on deposit in the Collateral Account relating to the Interest Period specified in the applicable Supplement for such Payment Date) in accordance with the priority set forth in Section 6.03 of the Security Agreement. Further, following the occurrence of an Event of Default, the Collateral Agent will apply the proceeds of all of the Collateral of the Issuer in the order of priority set forth in Section 7.02(b) of the Security Agreement

Section 5.3. Determination of Monthly Interest.

Monthly interest with respect to each Series of Term Notes or Subordinated Notes shall be determined, allocated and paid in accordance with the procedures set forth in the applicable Supplement.

32	Base Indenture

Section 5.4. Determination of Principal.

Principal with respect to each Series of Term Notes or Subordinated Notes shall be determined, allocated and paid in accordance with the procedures set forth in the applicable Supplement. However, all principal or interest with respect to any Series of Term Notes or Subordinated Notes, as applicable, shall be due and payable no later than the Final Scheduled Payment Date with respect to such Series of Term Notes or Subordinated Notes, as applicable.

[THE REMAINDER OF ARTICLE 5 IS RESERVED AND MAY BE SPECIFIED IN ANY

SUPPLEMENT WITH RESPECT TO ANY SERIES.]

ARTICLE 6.

PAYMENTS AND REPORTS TO NOTEHOLDERS

Section 6.1. Payments in General.

(a) On each Payment Date on which a payment (other than as specified in Section 6.1(b) or (c) below) in respect of any Series of Subordinated Notes or Term Notes, as applicable, is to be made, the Note Paying Agent or its designated agent shall, to the extent that it receives funds from the Collateral Agent to make a payment in respect of any Series of Subordinated Notes or Term Notes, as applicable, cause such funds to be deposited in, and credited to, the Payment Account for such Series. On each Payment Date and with respect to each Series of Subordinated Notes or Term Notes, as applicable, entitled to such a payment in accordance with the Security Agreement, the Note Paying Agent or its designated agent shall make payment of funds in the Payment Account for such Series to the Subordinated Noteholders or Term Noteholders, as applicable, on the related Note Record Date. Such payment shall be to each Subordinated Noteholder or Term Noteholder of record of such Series, as applicable, on the preceding Note Record Date based on such Term Noteholder’s pro rata share of the aggregate Principal Amount of the Subordinated Notes or Term Notes of such Series, as applicable, held by such Subordinated Noteholder or Term Noteholder; provided, however, that, the final principal payment due on a Term Note or Subordinated Note shall only be paid to the Holder of a Term Note or Subordinated Note on due presentment of such Term Note or Subordinated Note for cancellation in accordance with the provisions of the Term Note or Subordinated Note.

(b) Unless otherwise specified in the applicable Indenture Supplement, on each Payment Date on which a payment of Carry-Over Interest Shortfall in respect of any Series of Subordinated Notes is to be made, the Note Paying Agent or its designated agent shall, to the extent it receives funds from the Collateral Agent to pay Carry-Over Interest Shortfall in respect of such Series of Subordinated Notes, cause such funds to be deposited in, and credited to, the Payment Account for such Series of Subordinated Notes. On each Payment Date and with respect to each Series of Subordinated Notes entitled to a payment of Carry-Over Interest Shortfall in accordance with the Security Agreement, the Note Paying Agent or its designated agent shall make payment of funds in the related Payment Account to the Subordinated Noteholders of such Series on the related Note Record Date. With respect to each Series of Subordinated Notes, the amount of funds in respect of Carry-Over Interest Shortfall allocated to

33	Base Indenture

each Series of Subordinated Notes shall be allocated pro rata in accordance with the Principal Amount Charge-Off of each such Series of Subordinated Notes.

(c) Unless otherwise specified by the Clearing Agency or in the applicable Supplement, amounts distributable to a Term Noteholder or Subordinated Noteholder pursuant to this Section 6.1(c) shall be payable by wire transfer of immediately available funds released by the Paying Agent from the Payment Account for credit to the account designated in writing by such Term Noteholder at least 15 days prior to the relevant Payment Date.

(d) Unless otherwise specified in the applicable Indenture Supplement, on each Payment Date on which a payment of Principal Amount in respect of any Series of Subordinated Notes or Term Notes is to be made, the Note Paying Agent or its designated agent shall, to the extent it receives funds from the Collateral Agent to pay Principal Amount in respect of any Series of Subordinated Notes or Term Notes, as applicable, cause such funds to be deposited in, and credited to, the Payment Account for that Series of Subordinated Notes or Term Notes, as applicable. On each Payment Date and with respect to each Series of Subordinated Notes or Term Notes, as applicable, entitled to a distribution of Principal Amount in accordance with the Security Agreement, the Note Paying Agent or its designated agent shall make payment of funds in the Payment Account for that Series of Subordinated Notes or Term Notes, as applicable, to the applicable Subordinated Noteholders or Term Noteholders on the related Note Record Date. With respect to each Series of Subordinated Notes or Term Notes, as applicable, the amount of funds in respect of Principal Amount allocated to each Series of Subordinated Notes or Term Notes, as applicable, shall be allocated pro rata in accordance with the Principal Amount of each such Series of Subordinated Notes or Term Notes, as applicable, outstanding in reduction of the Principal Amount of such Series of Subordinated Notes or Term Notes, as applicable.

(e) On each Payment Date, the Indenture Trustee or its designated agent shall, or shall have appointed the Note Paying Agent to, send to the Term Noteholders and Subordinated Noteholders the Servicer Report.

Section 6.2. [Reserved].

Section 6.3. Optional Repurchase of Notes.

Unless otherwise specified in the related Indenture Supplement, in connection with the termination of the Issuer’s Secured Liquidity Note program (other than through the replacement thereof with a facility having substantially similar terms (other than interest rate spreads)) and upon satisfaction of the requirements included in the Program Documents (including the payment of any amounts due and owing to the Senior Secured Parties), (a) on any Payment Date, the Issuer shall have the option to purchase all outstanding Term Notes and Subordinated Notes of all Series, in whole but not in part, at a purchase price (determined after giving effect to any payment of principal and interest on such Payment Date) equal to (unless otherwise specified in the related Indenture Supplements) the aggregate outstanding Principal Amount of the Term Notes and Subordinated Notes of all Series on such Payment Date, plus accrued and unpaid interest on the unpaid aggregate Principal Amount of the Term Notes and Subordinated Notes of all Series (calculated at the Term Note Rate or Subordinated Note Rate of

34	Base Indenture

each such Series, as applicable) through the day immediately prior to the date of such purchase plus, if provided for in the related Indenture Supplements, any aggregate premium payable at such time plus the aggregate amount of any Interest Shortfalls payable in respect of all outstanding Term Notes and Subordinated Notes of all Series plus the aggregate amount of all Principal Amount Charge-Offs that have not been reinstated unless each Subordinated Noteholder waives the payment of such Principal Amount Charge-Offs. The Issuer shall give the Indenture Trustee and the Term Noteholders or Subordinated Noteholders not more than sixty (60) nor less than thirty (30) days’ prior written notice of the date on which the Issuer intends to exercise such option to purchase. Not later than 12:00 noon, New York City time, on the Business Day prior to such Payment Date with respect to each Series of Term Notes or Subordinated Notes outstanding, the Issuer shall deposit an amount of the purchase price equal to the outstanding aggregate Principal Amount of all Term Notes or Subordinated Notes, as applicable, of such Series on such Payment Date and the amount of accrued and unpaid interest with respect to such Term Notes or Subordinated Notes, any applicable Interest Shortfall and any applicable premium into the related Payment Account for such Series in immediately available funds. The funds deposited into such Payment Account or distributed to the Note Paying Agent will be passed through in full to the Term Noteholders or the Subordinated Noteholders on such Payment Date. Any Series of Term Notes or Subordinated Notes or any Class of any Series may be subject to any additional optional repurchase provision provided in the related Indenture Supplement for such Series.

Section 6.4. Monthly Noteholders’ Statement; Annual Noteholders’ Tax Statement.

(a) On each Payment Date, the Note Paying Agent shall forward to each Term Noteholder of record or Subordinated Noteholder of record of each outstanding Series the Monthly Noteholders’ Statement (substantially in the form of Exhibit E hereto) prepared by the Servicer on behalf of the Issuer with respect to such Series of Term Notes or Subordinated Notes, with a copy to the Rating Agencies and the Indenture Trustee (if other than the Note Paying Agent) and any Enhancement Provider with respect to such Series.

The Indenture Trustee will make the statements referred to above (and, at its option, any additional files containing the same information in an alternative format) available each month to Term Noteholders or Subordinated Noteholders and other interested parties via the Indenture Trustee’s website, which is presently located at https://www.tss.db.com/invr. For private transactions, Noteholders will be given a user-ID and password to access the website upon adequate proof of ownership as approved by the Indenture Trustee or as furnished by the Servicer. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and to the Term Noteholders or Subordinated Noteholders. The Indenture Trustee shall provide timely and adequate notification to all of the above parties and to the Term Noteholders or Subordinated Noteholders regarding any such change.

(b) On or before January 31 of each calendar year, beginning with calendar year 2005, the Note Paying Agent shall furnish to each Person who at any time during the

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preceding calendar year was a Term Noteholder or Subordinated Noteholder a statement prepared by the Issuer containing the information which is required to be contained in the Monthly Noteholders’ Statements with respect to each Series of Term Notes or Subordinated Notes aggregated for such calendar year or the applicable portion thereof during which such Person was a Term Noteholder or Subordinated Noteholder, together with such other customary information as the Issuer deems necessary or desirable to enable the Term Noteholders or Subordinated Noteholders to prepare their tax returns (each such statement, an “Annual Noteholders’ Tax Statement”). Such obligations of the Issuer to prepare and the Note Paying Agent to distribute the Annual Noteholders’ Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Note Paying Agent pursuant to any requirements of the Code as from time to time in effect.

ARTICLE 7.

REPRESENTATIONS AND WARRANTIES

The Issuer hereby represents and warrants, for the benefit of the Collateral Agent, the Indenture Trustee, the Term Noteholders and Subordinated Noteholders, as follows as of each Series Closing Date:

Section 7.1. Existence and Power.

The Issuer (a) is a statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as a foreign statutory trust and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary, and (c) has all powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Indenture and the other Program Documents.

Section 7.2. Trust and Governmental Authorization.

The execution, delivery and performance by the Issuer of this Base Indenture, the related Supplement and the other Program Documents to which it is a party (a) is within the Issuer’s powers, has been duly authorized by all necessary action, (b) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained and (c) does not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of trust of the Issuer or the Trust Agreement or of any law or governmental regulation, rule, contract, agreement, judgment, injunction, order, decree or other instrument binding upon the Issuer or any of its Assets or result in the creation or imposition of any Lien on any Asset of the Issuer, except for Liens created by the Security Agreement or the other Program Documents. This Indenture and each of the other Program Documents to which the Issuer is a party have been executed and delivered by a duly authorized signatory of the Issuer.

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Section 7.3. Binding Effect.

This Indenture and each other Program Document, and each Term Note or Subordinated Note when executed and delivered in accordance with this Indenture, is a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity, including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (iii) that certain remedial or procedural provisions contained in this Indenture may be limited or rendered unenforceable by applicable law, but such limitations do not make the remedies and procedures that are afforded to the Indenture Trustee inadequate for the practical realization of the substantive benefits purported to be provided by this Indenture).

Section 7.4. Financial Information; Financial Condition.

All balance sheets, all statements of operations, of shareholders’ equity and of cash flow, and other financial data (other than projections) which have been or shall hereafter be furnished by the Issuer to the Indenture Trustee and the Rating Agencies pursuant to Section 8.3 have been and will be prepared in accordance with GAAP (to the extent applicable) and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby, subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and presentation items.

Section 7.5. Litigation.

Except as disclosed on Schedule 7.5 hereto (which schedule may be updated with the consent of the Swap Counterparty and if a Rating Agency Confirmation is received), there is no action, suit, proceeding or investigation pending, or to its knowledge, threatened against the Issuer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Issuer, or in any material impairment of the right or ability of the Issuer to carry on its business substantially as now conducted, or would result in any material liability on the part of the Issuer, or which would draw into question the validity of this Indenture, any Supplement or any Program Document or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Issuer contemplated herein, or which would be likely to impair materially the ability of the Issuer to perform under the terms of this Indenture, or any Supplement to which it is a party.

Section 7.6. Compliance with ERISA.

Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Pension Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under

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Section 412 of the Internal Revenue Code in respect of any Pension Plan, (ii) failed to make any contribution or payment to any Pension Plan or Multiemployer Plan, or made any amendment to any Pension Plan, which in any such case has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

Section 7.7. Tax Filings and Expenses.

The Issuer has filed all federal, state and local tax returns and all other tax returns which, to the knowledge of the Issuer, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by the Issuer, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books. The Issuer has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign trust authorized to do business in each state in which it is required to so qualify, except where the failure to pay any such fees and expenses is not reasonably likely to have a Material Adverse Effect.

Section 7.8. Full Disclosure.

All certificates, reports, statements, documents and other information furnished to the Indenture Trustee by or on behalf of the Issuer pursuant to any provision of this Indenture or any Program Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Indenture or any Program Document, shall, at the time the same are so furnished, be complete and correct to the extent necessary to give the Indenture Trustee true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Indenture Trustee shall constitute a representation and warranty by the Issuer made on the date the same are furnished to the Indenture Trustee to the effect specified herein.

Section 7.9. Investment Company Act; Trust Indenture Act; Securities Act.

The Issuer is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act. It is not necessary in connection with the offer, issuance and sale of the Notes under the circumstances contemplated in the related Supplement to register any security under the Securities Act or to qualify any indenture under the Trust Indenture Act.

Section 7.10. Regulations T, U and X.

The proceeds of any Term Notes or any Subordinated Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof). The Issuer is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

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Section 7.11. No Consent.

No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Indenture or any Supplement or for the performance of any of the Issuer’s obligations hereunder or thereunder or under any other Program Document other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by the Issuer prior to the date hereof or as contemplated in Section 7.14.

Section 7.12. Solvency.

Both before and after giving effect to the transactions contemplated by this Indenture and the other Program Documents, the Issuer is solvent within the meaning of the Bankruptcy Code and the Issuer is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to the Issuer.

Section 7.13. Subsidiary.

The Issuer has no subsidiaries and owns no capital stock of, or other interest in, any other Person, and during the term of the Indenture, the Issuer shall not acquire or otherwise come to have one or more subsidiaries without the prior consent of the Indenture Trustee (on behalf of the Holders of the Term Notes or the Subordinated Notes).

Section 7.14. Security Interests.

(a) All action necessary (including the filing of UCC-1 financing statements for the Collateral Agent’s Lien for the benefit of the Secured Parties) to protect and perfect the Collateral Agent’s security interest in the Collateral now in existence and hereafter acquired or created has been duly and effectively taken.

(b) No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing the Issuer as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by the Issuer in favor of the Collateral Agent on behalf of the Secured Parties in connection with the Security Agreement.

(c) The Security Agreement constitutes a valid and continuing Lien on the Collateral in favor of the Collateral Agent on behalf of the Secured Parties, which Lien will be prior to all other Liens (other than Permitted Liens and as otherwise permitted in the Security Agreement), will be enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. All action necessary to perfect such prior security interest has been duly taken.

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(d) The Issuer’s principal place of business and chief executive office shall be at: c/o U.S. Bank Trust National Association, as Owner Trustee, 300 Delaware Avenue, 8th Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Administration, and the place where its records concerning the Collateral are kept is at: c/o Accredited Home Lenders, Inc., 15090 Avenue of Science, San Diego, California 92128. The Issuer does not transact, and has not transacted, business under any other name.

(e) All authorizations in this Indenture for the Collateral Agent or the Indenture Trustee to endorse checks, instruments and securities and to execute, deliver and file financing statements, continuation statements, security agreements, and other instruments with respect to the Collateral are powers coupled with an interest and are irrevocable.

Section 7.15. Offering Memorandum.

No offering memorandum or information circular used by the Issuer in connection with the offer or sale of the Term Notes or Subordinated Notes contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Section 7.16. Non-Existence of Other Agreements.

As of the date of the issuance of the first Series of Term Notes or Subordinated Notes, other than as permitted by Section 8.23 hereof (i) the Issuer is not a party to any contract or agreement of any kind or nature and (ii) the Issuer is not subject to any obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations.

Section 7.17. Eligible Mortgage Loans.

Based upon the representation of the Seller in the Mortgage Loan Purchase and Servicing Agreement, each Mortgage Loan purchased by the Issuer is an Eligible Loan.

Section 7.18. Other Representations.

All representations and warranties of the Issuer made in each other Program Document to which it is a party are true and correct and are repeated herein as though fully set forth herein.

Section 7.19. Special Purpose Entity.

The Issuer is a special purpose entity formed exclusively to enter into the Program Documents and the transactions contemplated thereby or incident thereto.

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ARTICLE 8.

COVENANTS

Section 8.1. Payment of Term Notes or Subordinated Notes.

The Issuer shall pay the principal of (and premium, if any) and interest on any Series of Term Notes or Subordinated Notes pursuant to the provisions of this Indenture and any applicable Supplement. Principal and interest shall be considered paid on the date due if the Note Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due.

Section 8.2. Maintenance of Office or Agency.

The Issuer will maintain an office or agency (which may be an office of the Indenture Trustee, Note Registrar or co-registrar) where Term Notes and Subordinated Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Issuer in respect of the Term Notes and Subordinated Notes and this Base Indenture may be served, and where, at any time when the Issuer is obligated to make a payment of principal and premium upon the Term Notes or Subordinated Notes, the applicable Term Notes or Subordinated Notes may be surrendered for payment. The Issuer will give prompt written notice to the Indenture Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Term Notes and/or Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Indenture Trustee as one such office or agency of the Issuer.

Section 8.3. Information.

The Issuer will:

(a) promptly provide the Indenture Trustee, each Swap Counterparty and the Rating Agencies with all financial and operational information with respect to the Program Documents or the Issuer as the Indenture Trustee may reasonably request; and will promptly provide the Rating Agencies, the Collateral Agent, each Swap Counterparty, the Secured Liquidity Note Dealers and the Indenture Trustee with all statements delivered under the Interest Rate Swaps, the Security Agreement, the Mortgage Loan Purchase and Servicing Agreement, the Term Notes and the Subordinated Notes and within 105 days after the end of each Fiscal Year of the Seller and the Performance Guarantor, the consolidated audited annual financial statements

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of each of the Seller and the Performance Guarantor and within 45 days of each quarter end (other than the last quarter of each Fiscal Year) the consolidated unaudited financial statements of Performance Guarantor (which may be 10-Q reports);

(b) [Reserved]

(c) provide the Indenture Trustee, on behalf of the Term Noteholders or the Subordinated Noteholders, and each Swap Counterparty with access to the books and records of the Issuer and the books and records of the Servicer, Custodian and/or the Collateral Agent relating to the assets of the Issuer, without charge, but only (i) upon the reasonable written request of the Indenture Trustee or each Swap Counterparty (for which purposes one Business Day shall be deemed reasonable during the occurrence and continuation of an Event of Default), (ii) during normal business hours, (iii) subject to the relevant party’s normal security and confidentiality procedures and (iv) at offices designated by the relevant party;

(d) provide the Rating Agencies, the Indenture Trustee, the Secured Liquidity Note Dealers, the Depositary, each Swap Counterparty and the Collateral Agent with any information that it may have with respect to an Event of Default hereunder or provide written notice to the Indenture Trustee of any default or event of default under any other agreement between the Issuer and any of the Seller, the Servicer, each Swap Counterparty, the Holders of the Term Notes, the Holders of the Subordinated Notes or the Collateral Agent as promptly as practicable after the Issuer becomes aware of the occurrence of any Event of Default or other default or event of default;

(e) promptly furnish to the Collateral Agent, each Swap Counterparty, the Indenture Trustee (on behalf of the Holders of the Term Notes and the Holders of the Subordinated Notes) and the Secured Liquidity Note Dealers after receipt thereof copies of all written communications received from the Rating Agencies with respect to the Term Notes and the Subordinated Notes;

(f) promptly upon its knowledge thereof give written notice to the Indenture Trustee (on behalf of the Holders of the Term Notes and the Holders of the Subordinated Notes), each Swap Counterparty and the Rating Agencies of the existence of any litigation against the Issuer;

(g) give prompt written notice to the Indenture Trustee (on behalf of the Holders of the Term Notes and the Holders of the Subordinated Notes), each Swap Counterparty, the Rating Agencies, the Collateral Agent (on behalf of the Holders of the Secured Liquidity Notes and Extended Notes) and the Secured Liquidity Note Dealers of any material change to the certificate of trust or Trust Agreement of the Issuer; and

(h) provide, on or prior to June 30 of each year, to the Indenture Trustee and each Swap Counterparty a certificate of the Issuer certifying that (i) the ratings assigned by the Rating Agencies in respect of any outstanding Series of Term Notes or Subordinated Notes have not been withdrawn or downgraded since the date hereof, and (ii) no Rating Agency has determined that the amount of Enhancement for any outstanding Series of Term Notes must be increased in order to maintain the then current rating of such Series or, if any Rating Agency has

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made such a determination, the amount of additional Enhancement that would be required in order to maintain such current rating. Delivery of such reports, information and documents to Indenture Trustee and each Swap Counterparty under this section is for informational purposes only and the Indenture Trustee’s and each Swap Counterparty’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants.

Section 8.4. Payment of Obligations.

The Issuer will pay and discharge in a timely manner in accordance with the terms of the Program Documents, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same, and will comply in all material respects with its obligations in the Program Documents.

Section 8.5. Conduct of Business and Maintenance of Existence.

The Issuer will maintain its existence as a statutory trust validly existing and in good standing under the laws of the State of Delaware and duly qualified as a foreign trust licensed under the laws of each state in which the failure to so qualify would have a material adverse effect on the business and operations of the Issuer.

Section 8.6. Compliance with Laws.

The Issuer will comply in all respects with all Requirements of Law and all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and where such noncompliance would not materially and adversely affect the condition, financial or otherwise, operations, performance, properties or prospects of the Issuer or its ability to carry out the transactions contemplated in this Indenture and each other Program Document; provided, however, such noncompliance will not result in a Lien (other than a Permitted Lien) on any Assets of the Issuer.

Section 8.7. Inspection of Property, Books and Records.

The Issuer will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its Assets, business and activities in accordance with GAAP; and will permit the Indenture Trustee to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its representatives, employees and independent public accountants, all at such reasonable times upon reasonable notice and as often as may reasonably be requested.

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Section 8.8. Compliance with Program Documents.

The Issuer will perform and comply with each and every obligation, covenant and agreement required to be performed or observed by it in or pursuant to this Indenture and each other Program Document to which it is a party and will not take any action which would permit any party to have the right to refuse to perform any of its respective obligations under any Program Document.

Section 8.9. Notice of Defaults.

(a) Promptly upon becoming aware of any Potential Event of Default or Event of Default under this Indenture, the Issuer shall give the Indenture Trustee, each Swap Counterparty, any Secured Liquidity Note Dealer, the Collateral Agent, each Enhancement Provider, and the Rating Agencies written notice thereof, together with a certificate of the Issuer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Issuer.

(b) Promptly upon becoming aware of any default under any Program Document other than this Indenture, the Issuer shall give the Indenture Trustee, each Swap Counterparty, any Secured Liquidity Note Dealer, the Collateral Agent, each Enhancement Provider, and the Rating Agencies written notice thereof.

Section 8.10. Notice of Material Proceedings.

Promptly upon becoming aware thereof, the Issuer shall give the Indenture Trustee, each Swap Counterparty and the Rating Agencies written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting the Issuer which is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or performance of the Issuer or the ability of the Issuer to perform its obligations under this Base Indenture or under any other Program Document to which it is a party.

Section 8.11. Further Requests.

The Issuer will promptly furnish to the Indenture Trustee, each Swap Counterparty, the Collateral Agent, each Enhancement Provider, and the Rating Agencies such other information as, and in such form as, the Indenture Trustee or the Collateral Agent or such Enhancement Provider or the Rating Agencies may reasonably request in connection with the transactions contemplated hereby.

Section 8.12. Further Assurances.

(a) The Issuer shall do such further acts and things, and execute and deliver to the Indenture Trustee, the Collateral Agent, the Required Term Noteholders or the Required Subordinated Noteholders such additional assignments, agreements, powers and instruments, as required or as the Indenture Trustee, the Collateral Agent, the Required Term Noteholders or the Required Subordinated Noteholders reasonably determines to be necessary to carry into effect the purposes of this Indenture or the other Program Documents or to better assure and confirm

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unto the Indenture Trustee, the Collateral Agent, the Term Noteholders or the Subordinated Noteholders their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby or under the Security Agreement. The Issuer also hereby acknowledges that the Collateral Agent has the right but not the obligation to file any such financing statement or continuation statement without the signature of the Issuer to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Collateral Agent hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Collateral Agent and delivered to the Collateral Agent promptly. Without limiting the generality of the foregoing provisions of this Section 8.12(a), the Issuer shall take all actions that are required to maintain the security interest of the Collateral Agent on behalf of the Secured Parties in the Collateral pledged pursuant to the Security Agreement as a perfected security interest subject to no prior Liens, including, without limitation filing all UCC financing statements, continuation statements and amendments thereto necessary to achieve the foregoing. The Issuer further agrees that it will not, without the satisfaction of the Rating Agency Confirmation Condition and without prior written notice to the Enhancement Providers, if applicable, and, after the Senior Notes have been paid in full, the prior written consent of the Required Subordinated Noteholders, exercise any right, remedy, power or privilege available to it with respect to any obligor under the Collateral, take any action to compel or secure performance or observance by any obligor of its obligations to the Issuer, or give any consent, request, notice, direction, approval, extension or waiver with respect to any obligor, except as otherwise expressly permitted by the Program Documents.

(b) The Issuer will warrant and defend the Collateral Agent’s right, title and interest in and to the Collateral and the income, distributions and proceeds thereof, for the benefit of the Collateral Agent on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

(c) The Issuer will provide to the Collateral Agent and the Indenture Trustee, no more frequently than annually on the anniversary of the Closing Date, an Opinion of Counsel to the effect that no UCC financing or continuation statements are required to be filed with respect to any of the Collateral in which a security interest may be perfected by the filing of UCC financing statements.

Section 8.13. Certain Documents.

The Issuer will not take any action that would permit (i) the Seller, the Servicer or the Performance Guarantor to refuse to perform any of their respective obligations under the Program Documents or (ii) the Depositary to refuse to perform its obligations under any Program Documents to which it is a party. Unless an Early Accumulation Event has occurred and there are no Senior Notes outstanding, the Issuer will not terminate the Secured Liquidity Note Dealer Agreement or the Depositary Agreement before entering into a secured liquidity note dealer agreement or depositary agreement, as the case may be, which is substantially similar to the Secured Liquidity Note Dealer Agreement or the Depositary Agreement, as the case may be.

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Section 8.14. Liens.

The Issuer will not create, incur, assume or permit to exist any Lien upon any of its Assets (including the Collateral), other than (i) Liens in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) Permitted Liens, (iii) liabilities for services supplied or furnished to the Issuer (including reasonable accountants’ and attorneys’ fees).

Section 8.15. Other Indebtedness.

The Issuer will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder and (ii) Indebtedness permitted under any other Program Document.

Section 8.16. Mergers.

The Issuer will not merge or consolidate with or into any other Person.

Section 8.17. Sales of Assets.

The Issuer will not sell, lease, transfer, liquidate or otherwise dispose of any Assets, except as contemplated by the Program Documents.

Section 8.18. Capital Expenditures.

The Issuer will not make any expenditure (by long-term or operating lease or otherwise) for capital assets (both realty and personalty).

Section 8.19. Dividends.

The Issuer shall not make any distributions to any holders of its equity interests without the consent of the Indenture Trustee, acting at the written direction of the Required Term Noteholders or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders, except as provided under the Program Documents, the Senior Notes and the Subordinated Notes.

Section 8.20. Name.

The Issuer will neither (a) change the location of its organization (within the meaning of the applicable UCC), (b) change its name, (c) change its identity or jurisdiction of organization nor (d) become bound as debtor under Section 9-203(d) of the UCC by a security agreement previously entered into by another person or entity, in each case, without prior written notice to the Depositary, the Indenture Trustee and the Collateral Agent sufficient to allow the Servicer to make all filings (including filings of financing statements on form UCC-1) and recordings necessary to maintain the perfection and priority of the interest of the Collateral Agent on behalf of the Secured Parties in the Collateral pursuant to the Security Agreement. In the event that the Issuer desires to take any action specified in the preceding sentence, the Issuer will make any required filings and prior to actually taking such action, and the Issuer will deliver to the Collateral Agent and the Indenture Trustee (i) an Officer’s Certificate and an Opinion of

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Counsel confirming that all required filings have been made to continue the first priority perfected interest of the Collateral Agent on behalf of the Secured Parties in the Collateral in respect of such change and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 8.21. Organizational Documents.

The Issuer will not amend any of its organizational documents, including its certificate of trust or Trust Agreement, unless, prior to such amendment, each Rating Agency confirms that after such amendment the Rating Agency Confirmation Condition will be met and the Swap Counterparties consent to such amendment; provided, however, that the Issuer may amend its organizational documents, including its certificate of trust or Trust Agreement, without the consent of the Swap Counterparties for one or more of the following purposes: (A) to add to the covenants and agreements pursuant to the organizational documents for the benefit of the Holders of the Senior Notes; (B) to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in the organizational documents or in any amendment to the organizational documents; or (C) to add such provisions with respect to matters or questions arising under the organizational documents as may be necessary or desirable and not inconsistent with the organizational documents; provided, however, that such action shall not adversely affect in any material respect the interests of any Secured Party; provided, further, that such action will be deemed not to materially and adversely affect the interests of any Secured Party if the party requesting such action receives (1) an Officer’s Certificate of the Issuer certifying that such action will not adversely affect in any material respect the interests of any Secured Party and (2) an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interest of any Secured Party or Rating Agency Confirmation with respect to such action; provided, finally, that Rating Agency Confirmation shall be required for any material amendment. The Issuer will provide the Swap Counterparties ten (10) days’ prior written notice of any amendment to any of its organizational documents.

Section 8.22. Investments.

The Issuer will not make, incur, or suffer to exist any loan, advance, guarantee, extension of credit or other investment in any Person other than pursuant to the Program Documents and with respect to Eligible Investments and, in addition, without limiting the generality of the foregoing, the Issuer will not direct the Collateral Agent or the Indenture Trustee to make any Eligible Investments on the Issuer’s behalf that would have the effect of causing the Issuer to be an “investment company” within the meaning of the Investment Company Act.

Section 8.23. No Other Agreements.

The Issuer will not (a) enter into or be a party to any agreement or instrument other than any Program Document, agreements entered into in the ordinary course of its business, any documents related to any Enhancement or documents and agreements incidental thereto or (b) except as provided for in Section 12.1 or 12.2, amend, modify or waive any provision of any Program Document to which it is a party, or (c) give any approval or consent or permission provided for in any Program Document, except as permitted in Article 12.

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Section 8.24. Other Business.

The Issuer will not engage in any business or enterprise or enter into any transaction other than (i) as contemplated by the Program Documents or (ii) activities related to or incidental to any of the foregoing.

Section 8.25. Term Notes or Subordinated Notes.

The Issuer shall not issue any Term Notes or Subordinated Notes to the Seller, any Affiliate of the Seller or any trust or other entity to which the Seller or any Affiliate of the Seller is a depositor or servicer bearing interest (or at a discount) in excess of a commercially reasonable rate.

Section 8.26. Rule 144A Information Requirement.

For so long as any of the Term Notes or the Subordinated Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Term Noteholder or Subordinated Noteholder in connection with any sale thereof and any prospective purchaser of Term Notes or Subordinated Notes from such Term Noteholder or Subordinated Noteholder in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

Section 8.27. Use of Proceeds of Term Notes or Subordinated Notes.

The Issuer shall use the proceeds of Term Notes and Subordinated Notes solely for one or more of the following purposes: (a) to pay the Issuer’s Obligations when due, in accordance with the Security Agreement, (b) to acquire Eligible Loans from the Seller and (c) to make required deposits to the Reserve Fund.

Section 8.28. Program Document Information.

The Issuer shall, or shall cause the Seller or Servicer to, provide the Indenture Trustee with copies of all reports, notices, statements and certificates delivered under the Program Documents, and any other information that the Indenture Trustee shall reasonably request. Delivery of such reports, notices, information and documents to the Indenture Trustee under this Section and Section 8.26 is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants.

Section 8.29. Non-Petition Agreement.

The Issuer shall cause each party to the Program Documents and each party to any other document incidental or related to any Program Document, to covenant and agree that it shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of the latest maturing Note, acquiesce, petition or

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otherwise, directly or indirectly, invoke or cause the Issuer to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Issuer. This Section 8.29 shall survive the termination of this Indenture.

ARTICLE 9.

EVENTS OF DEFAULT AND REMEDIES

Section 9.1. Events of Default for Subordinated Notes.

If any one of the events set forth on Schedule I shall occur with respect to any Series of Subordinated Notes or Term Notes (each, an “Event of Default”), then, at any time during the continuance of any Event of Default, subject to the consent of the Required Senior Noteholders if the Senior Notes have not been paid in full, and if the Required Subordinated Noteholders shall have given the Indenture Trustee written instructions to such effect, the Indenture Trustee shall, by written notice to the Issuer, the Collateral Agent, the Term Noteholders, the Subordinated Noteholders and the Depositary (with a copy to each Secured Liquidity Note Dealer), (i) declare the principal and premium (if applicable) of and accrued or accreted interest in respect of the Subordinated Notes and Term Notes to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Issuer, anything contained herein or in any such Note to the contrary notwithstanding, (ii) instruct the Issuer to cease purchasing Mortgage Loans, the Depositary to cease issuing Secured Liquidity Notes, and the Issuer to cease issuing Notes and (iii) notify the Servicer and the Seller that an Event of Default has occurred; provided, that if an Event of Default described in clause (e) or (m) through (r) of Schedule I shall occur, the result of which would otherwise occur only upon giving of written notice by the Indenture Trustee as specified in clauses (i) and (ii) above, then the results specified in clauses (i) and (ii) above shall occur automatically, without the giving of any such notice and without regard to whether the Senior Notes have been paid in full, and the Indenture Trustee shall promptly notify the Servicer and the Seller that an Event of Default has occurred; provided, further, that, if the Indenture Trustee receives notice from the Collateral Agent that an Event of Default under the Security Agreement has occurred that has resulted in the Collateral Agent exercising any rights and remedies available to it under applicable law, the results specified in clauses (i) and (ii) above shall occur automatically, without the giving of notice and without regard to whether the Senior Notes have been paid in full. Subject to the provisions of this Indenture, including but not limited to Section 9.7, and the conditions specified in the Security Agreement, upon the occurrence of an Event of Default, the Holders of the Term Notes and the Subordinated Notes may proceed to enforce their rights and remedies as permitted by the Security Agreement, including bringing an action for specific performance by the Issuer of any of the Issuer’s obligations under the Program Documents. The Issuer shall provide prompt written notice to (i) each Secured Liquidity Note Dealer, the Collateral Agent, the Indenture Trustee and the Rating Agencies of the occurrence of any Event of Default and (ii) the

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Depositary, each Secured Liquidity Note Dealer and the Rating Agencies of the occurrence of any event specified in clause (e) of Schedule I with respect to the Issuer.

Notwithstanding anything in this Indenture to the contrary, in the event an Event of Default described in paragraph (e) or (m) through (r) of Schedule I occurs and is continuing, the Indenture Trustee shall, by written notice to the Issuer, the Term Noteholders, Subordinated Noteholders, the Collateral Agent and the Depositary (with a copy to each Secured Liquidity Note Dealer), (i) instruct the Issuer to cease purchasing Mortgage Loans and the Issuer and the Depositary to cease issuing Secured Liquidity Notes, (ii) notify the Servicer and the Seller that an Event of Default has occurred, and (iii) instruct the Collateral Agent and Servicer to use their best efforts to sell non-Delinquent Loans and non-Defaulted Loans within 90 days of the date on which such Event of Default occurs. In the event that all such Mortgage Loans have not been so sold by such 90th day, the Indenture Trustee shall instruct the Collateral Agent to hold a Termination Event Auction of all remaining non-Delinquent Loans and non-Defaulted Loans for settlement not later than the 118th day following the date on which such Event of Default occurred. At least one of the bidders in such auction shall be a Rated Bidder. During the Termination Event Auction, the Servicer shall promptly notify the Designated Swap Counterparty of the highest bid price obtained in the Termination Event Auction for each such non-Delinquent Loan and non-Defaulted Loan and the Designated Swap Counterparty shall have the right pursuant to Section 4.2(e) of the Mortgage Loan Purchase and Servicing Agreement to exercise its Purchase Option to purchase such non-Delinquent Loans or non-Defaulted Loans. The Servicer shall be permitted pursuant to Section 4.2(e) of the Mortgage Loan Purchase and Servicing Agreement to sell such Mortgage Loans to the Designated Swap Counterparty.

Section 9.2. Rights upon Event of Default.

If and whenever an Event of Default shall have occurred and be continuing, the Indenture Trustee at the written direction of the Required Subordinated Noteholders shall exercise from time to time any rights and remedies available to it under the Security Agreement.

Section 9.3. [Reserved].

Section 9.4. [Reserved].

Section 9.5. Waiver of Past Events.

Subject to Section 12.2 hereof, the Required Term Noteholders or the Required Subordinated Noteholders, as the case may be, by written notice to the Collateral Agent, and the Indenture Trustee, may waive any existing Potential Event of Default or Event of Default other than any Potential Event of Default or Event of Default related to clause (e) of Schedule I which relate to such Series and its consequences and except a continuing Potential Event of Default or Event of Default in the payment of the principal of or interest on any Term Note or Subordinated Note. Upon any such waiver, such Potential Event of Default shall cease to exist with respect to such Series, and any Event of Default with respect to such Series arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Potential Event of Default or impair any right consequent thereon.

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Section 9.6. [Reserved].

Section 9.7. Limitation on Suits.

Any other provision of this Indenture to the contrary notwithstanding, a Subordinated Noteholder or Term Noteholder may pursue a remedy with respect to this Indenture, the Subordinated Notes or the Term Notes only if:

(a) The Subordinated Noteholder or Term Noteholder gives to the Indenture Trustee written notice of a continuing Event of Default;

(b) The Subordinated Noteholders or Term Noteholders of at least 25% in Principal Amount of all then outstanding Subordinated Notes or Term Notes, as applicable, of such Series make a written request to the Indenture Trustee to pursue the remedy;

(c) Such Subordinated Noteholder(s) or Term Noteholder(s) provide to the Indenture Trustee and the Collateral Agent indemnity satisfactory to the Indenture Trustee and the Collateral Agent against any loss, liability or expense;

(d) The Indenture Trustee does not comply with the request within 45 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) During such 45-day period the Required Subordinated Noteholders and Required Term Noteholders do not give the Indenture Trustee a direction inconsistent with the request.

A Subordinated Noteholder or Term Noteholder may not use this Indenture to prejudice the rights of another Subordinated Noteholder or Term Noteholder or to obtain a preference or priority over another Subordinated Noteholder or Term Noteholder.

Section 9.8. Unconditional Rights of Holders to Receive Payment.

(a) Notwithstanding any other provision of this Indenture, except for clause (b) below, the right of any Term Noteholder or any Subordinated Noteholder to receive payment of principal and interest on the Term Note or Subordinated Note, as applicable, on or after the respective due dates expressed in the Term Note or Subordinated Note, as applicable, is absolute and unconditional and shall not be impaired or affected without the consent of the related Term Noteholder or Subordinated Noteholder.

(b) The Paying Agent agrees, to the extent required by applicable law, to withhold from each payment due hereunder or under any Term Note or Subordinated Note, United States withholding taxes at the appropriate rate, and, on a timely basis, to deposit such amounts with an authorized depository and make such reports, filings and other reports in connection therewith, and in the manner, required under applicable law. The Paying Agent, if required, shall promptly furnish each Term Noteholder and Subordinated Noteholder (but in no event later than the date 30 days after the due date thereof) a U.S. Treasury Form 1042-S (or similar form as at any relevant time in effect) indicating payment in full of any taxes withheld from any payments by the Paying Agent to such Persons together with all such other information

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and documents reasonably requested by such Term Noteholder or Subordinated Noteholder and necessary or appropriate to enable such Term Noteholder or Subordinated Noteholder to substantiate a claim for credit or deduction with respect thereto for income tax purposes of any jurisdiction with respect to which such Term Noteholder or Subordinated Noteholder is required to file a tax return. In the event that a Term Noteholder or Subordinated Noteholder which is not a “United States Person” (as defined in Code Section 7701(a)(30)) (a “non-United States Person”) has furnished to the Paying Agent a properly completed and currently effective U.S. Treasury Form W-8BEN (or such successor Form or Forms as may be required by the United States Treasury Department) during the calendar year in which the payment is made, or in either of the two preceding calendar years, claiming a reduced rate of, or exemption from, U.S. withholding tax under an income tax treaty, and has not notified the Paying Agent of the withdrawal or inaccuracy of such Form prior to the date of each interest payment, only the amount, if any, required by applicable law shall be withheld from payments under the Term Notes or Subordinated Notes held by such Noteholder in respect of United States federal income tax. In the event that a Term Noteholder or Subordinated Noteholder which is a non-United States Person has furnished to the Paying Agent a properly completed and currently effective U.S. Treasury Form W-8ECI (or such successor Form or Forms as may be required by the United States Treasury Department as necessary in order to avoid withholding of United States federal income tax), during the tax year of the Term Noteholder or Subordinated Noteholder in which payment is made and has not notified the Paying Agent of the withdrawal or inaccuracy of such certificate or Form prior to the date of each interest payment, no amount shall be withheld from payments under the Term Notes or Subordinated Noteholder held by such Noteholder in respect of United States federal income tax. Notwithstanding the foregoing, if any Term Noteholder or Subordinated Noteholder has notified the Paying Agent that any of the foregoing Forms or certificates is withdrawn, inaccurate or no longer currently effective, or if the Code or the regulations thereunder or the administrative interpretation thereof are at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Term Notes or Subordinated Notes held by such Noteholder, or if such withholding is otherwise required under applicable law, the Paying Agent agrees to withhold from each payment due to the relevant Term Noteholder or Subordinated Noteholder withholding taxes at the appropriate rate under applicable law, and will, as more fully provided above, on a timely basis, deposit such amounts with an authorized depository and make such reports, filings and other reports in connection therewith, and in the manner required under applicable law. The Indenture Trustee hereby agrees to use its best efforts (without incurring liability for a failure to do so) to inform the Paying Agent and the affected Term Noteholder(s) or Subordinated Noteholder(s) if the Indenture Trustee has failed to receive any of Form W-8BEN or W-8ECI, as applicable, from a Term Noteholder or Subordinated Noteholder prior to the date of an interest payment to such Noteholder.

Section 9.9. [Reserved]

Section 9.10. The Indenture Trustee May File Proofs of Claim.

Subject to Section 13.17, the Indenture Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) allowed in any

52	Base Indenture

judicial proceedings relative to the Issuer (or any other obligor upon the Term Notes or Subordinated Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Sections 10.5 and 10.11 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, Term Notes or Subordinated Notes and other properties which the Term Noteholders or the Subordinated Noteholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Term Noteholder or Subordinated Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Term Notes or the Subordinated Notes or the rights of any Term Noteholder or Subordinated Noteholder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Term Noteholder or Subordinated Noteholder in any such proceeding.

Section 9.11. Priorities.

If the Indenture Trustee collects any money pursuant to this Article, the Indenture Trustee shall pay out the money to the Collateral Agent who shall distribute such money in accordance with the provisions of Section 6.1 of this Indenture and Sections 6.03 and 7.02(b) of the Security Agreement.

Section 9.12. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Base Indenture or in any suit against the Indenture Trustee for any action taken or omitted by it as an Indenture Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Indenture Trustee, or a suit by a Term Noteholder or Subordinated Noteholder pursuant to Section 9.7.

Section 9.13. Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Term Noteholders or Subordinated Noteholders is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Indenture or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

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Section 9.14. Delay or Omission Not Waiver.

No delay or omission of the Indenture Trustee or of any Term Noteholder or Subordinated Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 9 or by law to the Indenture Trustee or to the Term Noteholders or Subordinated Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Term Noteholders or Subordinated Noteholders, as the case may be.

ARTICLE 10.

THE INDENTURE TRUSTEE

Section 10.1. Duties of the Indenture Trustee.

(a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Program Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided, however, that the Indenture Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default of which a Trust Officer has not received written notice; and provided, further that the preceding sentence shall not have the effect of insulating the Indenture Trustee from liability arising out of the Indenture Trustee’s negligence or willful misconduct.

(b) Except during the occurrence and continuance of an Event of Default:

(i) The Indenture Trustee undertakes to perform only those duties that are specifically set forth in this Indenture or the Program Documents and no others, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii) In the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture or the Program Documents. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture. The Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the applicable Program Document (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

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(c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) This clause does not limit the effect of clause (b) of this Section 10.1.

(ii) The Indenture Trustee shall not be liable for any error of judgment made in good faith by the Indenture Trustee, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts.

(iii) The Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it hereunder.

(iv) The Indenture Trustee shall not be charged with knowledge of any default under any Program Document, unless a Trust Officer of the Indenture Trustee receives written notice of such default.

(d) Notwithstanding anything to the contrary contained in this Base Indenture or any of the Program Documents, no provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or incur any liability. The Indenture Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(e) In the event that the Note Paying Agent and Note Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Note Paying Agent and Note Registrar, as the case may be, under this Indenture, the Indenture Trustee shall be obligated as soon as practicable upon actual knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(f) Subject to Section 10.3, all moneys received by the Indenture Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Program Documents.

Section 10.2. Rights of the Indenture Trustee.

Except as otherwise provided by Section 10.1:

(a) The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any document believed by it to be genuine and to have been signed by or presented by the proper person.

(b) The Indenture Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Indenture Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care.

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(d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Indenture or the Program Documents.

(e) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, any Supplement or any Program Document, take any action or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Term Noteholders or the Subordinated Noteholders, pursuant to the provisions of this Indenture, any Supplement or any Program Document, unless such Term Noteholders or Subordinated Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to the Indenture Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

(f) The Indenture Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Required Term Noteholders or by the Required Subordinated Noteholders of any Series which could be adversely affected if the Indenture Trustee does not perform such acts.

(g) The Indenture Trustee shall not be liable for any losses or liquidation penalties in connection with Eligible Investments, unless such losses or liquidation penalties were incurred through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

(h) The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

Whenever in the administration of the provisions of this Agreement the Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Indenture Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate or Opinion of Counsel and delivered to the Indenture Trustee and such Officers’ Certificate or Opinion of Counsel, in the absence of negligence or bad faith on the part of the Indenture Trustee, shall be full warrant to the Indenture Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

Anything in the Agreement to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 10.3. Individual Rights of the Indenture Trustee.

The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of any Term Notes or Subordinated Notes and may otherwise deal with the

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Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Indenture Trustee. Any agent may do the same with like rights. However, the Indenture Trustee is subject to Section 10.8.

Section 10.4. Notice of Events of Default and Potential Events of Default.

If an Event of Default or a Potential Event of Default occurs and is continuing and if a Trust Officer of the Indenture Trustee receives written notice thereof, the Indenture Trustee shall promptly provide the Collateral Agent, the Swap Counterparties, the Term Noteholders, the Subordinated Noteholders and each Rating Agency with notice of such Event of Default or the Potential Event of Default by first class mail.

Section 10.5. Compensation.

(a) The Issuer shall promptly pay to the Indenture Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as agreed in writing between the Issuer and the Indenture Trustee, as may be amended from time to time. The Indenture Trustee’s compensation shall not be limited by any law on compensation of an Indenture Trustee of an express trust. The Issuer shall reimburse the Indenture Trustee promptly upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Indenture Trustee’s agents and counsel.

(b) The Issuer shall not be required to reimburse any expense or indemnify the Indenture Trustee against any loss, liability, or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

(c) When the Indenture Trustee incurs expenses or renders services after an Event of Default occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

(d) The provisions of this Section 10.5 shall survive the termination of this Indenture and the resignation and removal of the Indenture Trustee.

Section 10.6. Replacement of the Indenture Trustee.

(a) A resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee shall become effective only upon the successor Indenture Trustee’s acceptance of appointment as provided in this Section 10.6 and the satisfaction of the Rating Agency Confirmation Condition.

(b) The Indenture Trustee may, after giving sixty (60) days’ prior written notice to the Issuer, each Term Noteholder, each Subordinated Noteholder and each Rating Agency, resign at any time and be discharged from the trust hereby created by so notifying the Issuer and the Collateral Agent; provided, however, that no such resignation of the Indenture Trustee shall be effective until a successor Indenture Trustee has assumed the obligations of the Indenture Trustee hereunder. The Required Term Noteholders and the Required Subordinated

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Noteholders may remove the Indenture Trustee by so notifying the Indenture Trustee, the Collateral Agent, the Issuer and each Rating Agency. The Issuer may remove the Indenture Trustee upon notice to each Rating Agency if:

(i) the Indenture Trustee fails to comply with Section 10.8;

(ii) the Indenture Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Indenture Trustee under the Bankruptcy Code;

(iii) a custodian or public officer takes charge of the Indenture Trustee or its property; or

(iv) the Indenture Trustee becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason, the Issuer shall promptly appoint a successor Indenture Trustee.

(c) If a successor Indenture Trustee does not take office within thirty (30) days after notice of removal or resignation is given, the retiring Indenture Trustee, the Issuer or any Term Noteholder or Subordinated Noteholder may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(d) If the Indenture Trustee after written request by any Term Noteholder or Subordinated Noteholder who has been a Term Noteholder or Subordinated Noteholder for at least six months fails to comply with Section 10.8, such Term Noteholder or Subordinated Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(e) A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Collateral Agent, and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Base Indenture and any Supplement. The successor Indenture Trustee shall mail a notice of its succession to the Term Noteholders or the Subordinated Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee; provided, however, that all sums owing to the retiring Indenture Trustee hereunder have been paid. Notwithstanding replacement of the Indenture Trustee pursuant to this Section 10.6, the Issuer’s obligations under Sections 10.5 and 10.11 hereof shall continue for the benefit of the retiring Indenture Trustee.

Section 10.7. Successor Indenture Trustee by Merger, etc.

Subject to Section 10.8, if the Indenture Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Indenture Trustee.

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Section 10.8. Eligibility.

(a) Any Indenture Trustee at any time acting hereunder must at all times be a commercial bank or trust company having its principal office in the District of Columbia or one of the States located in the United States, be authorized to accept deposits and offer checking account facilities, have capital and surplus of at least $100,000,000 and have a long-term unsecured debt rating from each of Moody’s and S&P, in one of its generic credit rating categories which signifies investment grade.

(b) At any time the Indenture Trustee shall cease to satisfy the eligibility requirements above, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 10.6.

Section 10.9. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) Notwithstanding any other provisions of this Indenture or any Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-Indenture Trustee or co-Indenture Trustees, or separate Indenture Trustee or separate Indenture Trustees, and to vest in such Person or Persons, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-Indenture Trustee or separate Indenture Trustee hereunder shall be required to meet the terms of eligibility as a successor Indenture Trustee under Section 10.8 and no notice to the Term Noteholders or Subordinated Noteholders of the appointment of any co-Indenture Trustee or separate Indenture Trustee shall be required under Section 10.6.

(b) Every separate Indenture Trustee and co-Indenture Trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) The Term Notes or the Subordinated Notes of each Series shall be authenticated and delivered solely by the Indenture Trustee or an authenticating agent appointed by the Indenture Trustee;

(ii) All rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate Indenture Trustee or co-Indenture Trustee jointly (it being understood that such separate Indenture Trustee or co-Indenture Trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Indenture Trustee or co-Indenture Trustee, but solely at the direction of the Indenture Trustee; and

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(iii) The Indenture Trustee may at any time accept the resignation of or remove any separate Indenture Trustee or co-Indenture Trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate Indenture Trustees and co-Indenture Trustees, as effectively as if given to each of them. Every instrument appointing any separate Indenture Trustee or co-Indenture Trustee shall refer to this Indenture and the conditions of this Article 10. Each separate Indenture Trustee and co-Indenture Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and any Supplement, specifically including every provision of this Indenture or any Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d) Any separate Indenture Trustee or co-Indenture Trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Indenture or any Supplement on its behalf and in its name. If any separate Indenture Trustee or co-Indenture Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor Indenture Trustee.

(e) The Issuer agrees to pay to any separate trustee or co-trustee appointed hereunder reasonable compensation, and to reimburse such co-trustee or separate trustee upon its request for all reasonable expenses, out-of-pocket disbursements and advances incurred or made by it or them in accordance with any provision of this indenture or any document executed in connection herewith except any such expense, out-of-pocket disbursement or advance as may be attributable to its negligence or bad faith. In no event shall the Indenture Trustee be obligated to pay any fee or expense of any separate trustee or co-trustee.

(f) The Indenture Trustee shall not be liable for any misconduct or negligence on the part of, or for the supervision of any co-Indenture Trustee or separate Indenture Trustee.

Section 10.10. Representations and Warranties of Indenture Trustee.

The Indenture Trustee represents and warrants to the Collateral Agent, the Issuer, the Term Noteholders and the Subordinated Noteholders that:

(i) The Indenture Trustee is a banking corporation existing and in good standing under the laws of the State of New York;

(ii) The Indenture Trustee has full power, authority and right to execute, deliver and perform this Base Indenture and any Supplement issued concurrently with this Base Indenture and to authenticate the Term Notes and the Subordinated Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture and any Supplement issued concurrently with this Base Indenture and to authenticate the Term Notes and the Subordinated Notes;

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(iii) This Base Indenture and Indenture Supplement issued concurrently with this Base Indenture has been duly executed and delivered by the Indenture Trustee; and

(iv) The Indenture Trustee meets the requirements of eligibility as an Indenture Trustee hereunder set forth in Section 10.8 hereof.

Section 10.11. The Issuer Indemnification of the Indenture Trustee.

The Issuer shall indemnify and hold harmless the Indenture Trustee and its directors, officers, agents and employees from and against any and all loss, claim, liability, expense, including taxes (other than taxes based on the income of the Indenture Trustee), damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with the acceptance of the trusts hereunder or activities of the Indenture Trustee pursuant to this Base Indenture, any Supplement or any Program Document, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and expenses and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (whether asserted by the Seller, the Issuer or any other Person); provided, however, that the Issuer shall not indemnify the Indenture Trustee or its directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute bad faith, negligence or willful misconduct by the Indenture Trustee. The indemnity provided herein shall survive the termination of this Base Indenture and the resignation and removal of the Indenture Trustee.

ARTICLE 11.

DISCHARGE OF INDENTURE

Section 11.1. Termination of the Issuer’s Obligations.

(a) This Indenture shall cease to be of further effect (except that the Issuer’s obligations under Section 10.5 and Section 10.11 and the Indenture Trustee’s and Note Paying Agent’s obligations under Section 11.2 and Section 11.3 shall survive) when all outstanding Term Notes and Subordinated Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Term Notes or Subordinated Notes which have been replaced or paid) to the Indenture Trustee for cancellation and the Issuer has paid all sums payable hereunder.

(b) In addition, except as may be provided to the contrary in any Supplement, the Issuer may terminate all of its obligations under this Indenture if:

(i) The Issuer irrevocably deposits in trust with the Indenture Trustee or another trustee under the terms of an irrevocable trust agreement in form and substance satisfactory to the Indenture Trustee, money or U.S. Government Obligations in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay, when due, principal, premium, if any, and interest on the Term Notes and the Subordinated Notes to maturity or repurchase, as the case may be, and to pay all other

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sums payable by it hereunder; provided, however, that (1) such trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Indenture Trustee and (2) such trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Term Notes and the Subordinated Notes;

(ii) The Issuer delivers to the Indenture Trustee an Officer’s Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;

(iii) The Issuer delivers to the Indenture Trustee an Officer’s Certificate stating that no Potential Event of Default or Event of Default, in either case, described in clause (d) of Schedule I shall have occurred and be continuing on the date of such deposit; and

(iv) The Rating Agency Confirmation Condition is satisfied.

Then, this Indenture shall cease to be of further effect (except as provided in this Section 11.1), and the Indenture Trustee, on demand of the Issuer, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture.

(c) After such irrevocable deposit made pursuant to Section 11.1(b) and satisfaction of the other conditions set forth herein, the Indenture Trustee upon request shall acknowledge in writing the discharge of the Issuer’s obligations under this Indenture except for those surviving obligations specified above.

In order to have money available on a payment date to pay principal, premium, if any, or interest on the Term Notes or the Subordinated Notes, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the Issuer’s option.

Section 11.2. Application of Issuer Money.

The Indenture Trustee or another trustee satisfactory to the Indenture Trustee and the Issuer shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 11.1. The Indenture Trustee shall apply the deposited money and the money from U.S. Government Obligations through the Note Paying Agent in accordance with this Base Indenture to the payment of principal and interest on the Term Notes and the Subordinated Notes.

The provisions of this Section 11.2 shall survive the expiration or earlier termination of this Indenture.

Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder.

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Section 11.3. Repayment to the Issuer.

The Indenture Trustee and the Note Paying Agent shall promptly pay to the Issuer upon written request any excess money.

Subject to Section 2.10(c), the Indenture Trustee and the Note Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due.

The provisions of this Section 11.3 shall survive the expiration or earlier termination of this Indenture.

ARTICLE 12.

AMENDMENTS

Section 12.1. Without Consent of the Term Noteholders or the Subordinated Noteholders.

Without the consent of any Term Noteholder and any Subordinated Noteholder, the Issuer and the Indenture Trustee, with the consent of any applicable Enhancement Provider and the Swap Counterparties, at any time and from time to time, may enter into one or more Supplements hereto or amendments to the Program Documents, in form reasonably satisfactory to the Indenture Trustee, for any of the following purposes:

(a) to create new callable notes or a new Series of Term Notes or Subordinated Notes;

(b) to cure any ambiguity, defect, or inconsistency or to correct or supplement any provision contained herein or in any Program Document or in any Supplement or in any Term Notes or Subordinated Notes issued hereunder;

(c) to provide for uncertificated Term Notes or uncertificated Subordinated Notes in addition to certificated Term Notes or certificated Subordinated Notes;

(d) to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Term Notes or Subordinated Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(e) to evidence and provide for the acceptance of appointment hereunder by a successor Indenture Trustee with respect to the Term Notes or the Subordinated Notes of one or more Series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee;

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(f) to correct or supplement any provision herein which may be inconsistent with any other provision herein or in any Program Document or to make any other provisions with respect to matters or questions arising under this Indenture;

(g) to add to the covenants and agreements contained herein or in any Program Document for the benefit of the Holders of the Term Notes or the Subordinated Notes;

(h) to add such provisions with respect to matters or questions arising hereunder or under any Program Document as may be necessary or desirable and not inconsistent with the Program Documents;

(i) to add provisions to allow the Issuer to hold securities rated at least AA by S&P and Aa2 by Moody’s so long as holding such securities shall not cause the Issuer to be required to be registered as an “investment company” under the Investment Company Act;

(j) to add to the provisions or change in any manner or eliminate any of the provisions contained herein or in any Program Documents; or

(k) to restructure the program, including to add AHL REIT as a seller of Mortgage Loans, to provide for the holding of securities secured by Mortgage Loans by the Issuer and to modify the swap arrangements provided, however, that, such action shall not adversely affect in any material respect the interests of any Term Noteholders or Subordinated Noteholders; provided, further, that the Rating Agency Confirmation Condition is met with respect to clauses (a), (c), (e), (i) and (k) above, provided, further, that such action will not be deemed to materially and adversely affect the interests of any Term Noteholders or Subordinated Noteholders if the Indenture Trustee receives (i) an Officer’s Certificate of the Issuer certifying that such action will not adversely affect in any material respect the interests of any Term Noteholders or Subordinated Noteholders and (ii) (x) an Opinion of Counsel that such action will not adversely affect in any material respect the interests of any Term Noteholders or Subordinated Noteholders or (y) Rating Agency Confirmation with respect to such action; and provided, further, that an Opinion of Counsel shall be furnished to the Indenture Trustee to the effect that such amendment (i) will not prevent the Notes from being characterized as debt for United States federal income tax purposes and (ii) will not cause the Issuer to be characterized as an association (or a publicly traded partnership) taxable as a corporation or a taxable mortgage pool for United States federal income tax purposes; provided, further, that any amendment under clause (k) above shall be subject to receipt by the Collateral Agent, the Indenture Trustee and the Swap Counterparties of an Opinion of Counsel that such restructuring shall not cause the Issuer to be required to be registered as an “investment company” under the Investment Company Act; provided, finally, that Rating Agency Confirmation shall be required for any material action. Upon the request of the Issuer, and upon receipt by the Indenture Trustee of the documents described in Section 2.2 hereof, the Indenture Trustee shall join with the Issuer in the execution of any Supplement or amendment authorized or permitted by the terms of this Indenture.

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Section 12.2. With Consent of the Subordinated Noteholders and Term Noteholders.

Except as provided in Section 12.1 and except as may be provided in any other Program Document, the provisions of this Indenture and any Supplement (unless otherwise provided in such Supplement) and each other Program Document to which the Issuer is a party may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Issuer, the Indenture Trustee, any applicable Enhancement Provider, the Swap Counterparties, and Required Subordinated Noteholders and Required Term Noteholders (and the Required Subordinated Noteholders of a Series of Subordinated Notes, in respect of any amendment to this Indenture, the Supplement with respect to such Series of Subordinated Notes or any Program Document which affects only the Holders of such Series of Subordinated Notes and does not affect the Holders of any other Series of Subordinated Notes, as substantiated by an Officer’s Certificate to such effect) and provided that the Rating Agency Confirmation Condition is satisfied. Notwithstanding the foregoing:

(i) any modification of this Section 12.2 or any requirement hereunder that any particular action be taken by Subordinated Noteholders and Term Noteholders holding the relevant percentage in Principal Amount of the Subordinated Notes and Term Notes or any change in the applicable amount of Enhancement shall require the consent of each affected Subordinated Noteholder or Term Noteholder; and

(ii) any amendment, waiver or other modification that would (a) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Subordinated Note or Term Note (or reduce the Principal Amount of or rate of interest on any Subordinated Note or Term Note) shall require the consent of each affected Subordinated Noteholder or Term Noteholder, as applicable; (b) approve the assignment or transfer by the Issuer of any of its rights or obligations hereunder or under any other Program Document to which it is a party except pursuant to the express terms hereof or thereof shall require the consent of each Subordinated Noteholder and each Term Noteholder; or (c) affect adversely the interests, rights or obligations of any Subordinated Noteholder or any Term Noteholder individually in comparison to any other Subordinated Noteholder or Term Noteholder, as applicable, shall require the consent of such Subordinated Noteholder or Term Noteholder, as applicable.

No failure or delay on the part of any Subordinated Noteholder or Term Noteholder or the Indenture Trustee in exercising any power or right under this Indenture or any other Program Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

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Section 12.3. [Reserved].

Section 12.4. Supplements.

Each amendment or other modification to this Indenture or the Term Notes or Subordinated Notes shall be set forth in a Supplement. The initial effectiveness of each Supplement shall be subject to the satisfaction of the Rating Agency Confirmation Condition. In addition to the manner provided in Sections 12.1 and 12.2, each Supplement may be amended as provided for in such Supplement. In signing such Supplement, upon the Indenture Trustee’s request, the Issuer shall provide to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Indenture and the other Program Documents and that it will be valid and binding upon the Issuer in accordance with its terms. The Issuer shall give the Rating Agencies prior written notice of any Supplement.

Section 12.5. Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Term Note or Subordinated Note is a continuing consent by such Holder and every subsequent Holder of a Term Note or Subordinated Note or portion of a Term Note or Subordinated Note that evidences the same debt as the consenting Holder’s Term Note or Subordinated Note, even if notation of the consent is not made on any Term Note or Subordinated Note. However, any such Term Noteholder or Subordinated Noteholder or subsequent Term Noteholder or Subordinated Noteholder may revoke the consent as to his Term Note or Subordinated Note or portion of a Term Note or Subordinated Note if the Indenture Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Term Noteholder and Subordinated Noteholder. The Issuer may fix a record date for determining which Term Noteholders and/or Subordinated Noteholders must consent to such amendment or waiver.

Section 12.6. Notation on or Exchange of Notes.

The Indenture Trustee may place an appropriate notation about an amendment or waiver on any Term Note and/or Subordinated Note thereafter authenticated. The Issuer in exchange for all Term Notes and/or Subordinated Notes may issue and the Indenture Trustee shall authenticate new Term Notes and/or Subordinated Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Term Note and/or Subordinated Note shall not affect the validity and effect of such amendment or waiver.

Section 12.7. The Indenture Trustee to Sign Amendments, etc.

The Indenture Trustee shall sign any Supplement authorized pursuant to this Article 12 if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Indenture Trustee. If it does, the Indenture Trustee may, but need not, sign it.

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ARTICLE 13.

MISCELLANEOUS

Section 13.1. Notices.

(a) Any notice or communication by the Issuer or the Indenture Trustee to the other shall be in writing and delivered in person or by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Issuer:

Carmel Mountain Funding Trust

c/o U.S. Bank Trust National Association,

as Owner Trustee

209 S. LaSalle Street

Chicago, IL 60605

Attention: Corporate Trust Administration

Telecopy No.:(312) 325-8902

Telephone No.:(312) 325-8905

with a copy to:

Carmel Mountain Funding Trust

c/o Accredited Home Lenders, Inc.

15090 Avenue of Science

San Diego, California 92128

Attention: Melissa G. Dant, Esq.

Telecopy No.: (858) 521-0614

Telephone No.: (858) 676-2134

If to the Indenture Trustee:

Deutsche Bank Trust Company Americas

60 Wall Street

MS NYC60-2606

New York, New York 10005

Attention: Structured Finance

Telecopy No.: (212) 797-8606

Telephone No.: (212) 250-4855

If to an Enhancement Provider, at the address provided in the applicable Enhancement Agreement.

The Issuer or the Indenture Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications; provided, however,

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the Issuer may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier.

Notwithstanding any provisions of this Indenture to the contrary, the Indenture Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Indenture or the Term Notes or the Subordinated Notes.

If the Issuer mails a notice or communication to Term Noteholders or Subordinated Noteholders, it shall mail a copy to the Indenture Trustee at the same time.

(b) Where the Indenture provides for notice to Term Noteholders or Subordinated Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Term Noteholder or Subordinated Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to each Term Noteholder or Subordinated Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Term Noteholder or Subordinated Noteholder shall affect the sufficiency of such notice with respect to other Term Noteholders or Subordinated Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where this Base Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Term Noteholders or Subordinated Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 13.2. Communication by Term Noteholders or Subordinated Noteholders with Other Term Noteholders or Subordinated Noteholders.

Term Noteholders or Subordinated Noteholders may communicate with other Term Noteholders or Subordinated Noteholders with respect to their rights under this Base Indenture or the Term Notes or Subordinated Notes.

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Section 13.3. Officer’s Certificate as to Conditions Precedent.

Upon any request or application by the Issuer to the Indenture Trustee to take any action under this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate in form and substance reasonably satisfactory to the Indenture Trustee (which shall include the statements set forth in Section 13.4) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 13.4. Statements Required in Certificate.

Each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the Person giving such certificate has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.5. Rules by the Indenture Trustee.

The Indenture Trustee may make reasonable rules for action by or at a meeting of Term Noteholders and/or Subordinated Noteholders.

Section 13.6. No Recourse Against Others.

An Authorized Officer, employee or holder of any securities of the Issuer, as such, shall not have any liability for any obligations of the Issuer under the Term Notes or Subordinated Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Term Noteholder and Subordinated Noteholder by accepting a Term Note or Subordinated Note waives and releases all such liability.

Section 13.7. Duplicate Originals.

The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Base Indenture.

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Section 13.8. Benefits of Indenture.

Except as set forth in a Supplement, nothing in this Indenture or in the Term Notes or Subordinated Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Term Note or Subordinated Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 13.9. Payment on Business Day.

In any case where any Payment Date, redemption date or maturity date of any Term Note or Subordinated Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Payment Date, redemption date, or maturity date; provided, however, that no interest shall accrue for the period from and after such Payment Date, redemption date, or maturity date, as the case may be.

Section 13.10. Governing Law.

The laws of the State of New York, including, without limitation, the UCC, but excluding any conflicts of laws, shall govern and be used to construe this Indenture and the Term Notes and Subordinated Notes and the rights and duties of the Indenture Trustee, Note Registrar, Note Paying Agent and Term Noteholders and Subordinated Noteholders.

Section 13.11. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or an Affiliate of the Issuer. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12. Successors.

All agreements of the Issuer in this Indenture and the Term Notes and Subordinated Notes shall bind its successor; provided, however, the Issuer may not assign its obligations or rights under this Indenture or any Program Document. All agreements of the Indenture Trustee in this Indenture shall bind its successor.

Section 13.13. Severability.

In case any provision in this Indenture or in the Term Notes or Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14. Counterpart Originals.

The parties may sign any number of copies of this Base Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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Section 13.15. Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.16. Security Agreement.

By acceptance of its Term Notes or Subordinated Notes issued under this Indenture, each Term Noteholder and Subordinated Noteholder agrees to the terms and conditions contained in Section 9.01 of the Security Agreement and such terms are incorporated by reference insofar as they relate to the duties and obligations of the Term Noteholders or the Subordinated Noteholders. The Collateral Agent shall be a third party beneficiary of the terms of this Section 13.16.

Section 13.17. No Bankruptcy Petition Against the Issuer.

Each of the Term Noteholders and the Subordinated Noteholders and the Indenture Trustee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law; provided, however, that nothing in this Section 13.17 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Issuer pursuant to this Indenture. In the event that any such Term Noteholder or Subordinated Noteholder or the Indenture Trustee takes action in violation of this Section 13.17, the Issuer shall file an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Term Noteholder or Subordinated Noteholder or the Indenture Trustee against the Issuer or the commencement of such action and raising the defense that such Term Noteholder or Subordinated Noteholder or the Indenture Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 13.17 shall survive the termination of this Indenture and the resignation or removal of the Indenture Trustee.

Section 13.18. No Recourse.

The obligations of the Issuer under this Indenture are solely the obligations of the Issuer. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Base Indenture or any other Program Document against any employee, officer, trustee, settlor, affiliate, agent or servant of the Issuer. Fees, expenses or costs payable by the Issuer hereunder shall be payable by the Issuer only on a Payment Date and only to the extent that funds are then available or thereafter become available for such purpose pursuant to Article 5 and the Security Agreement. This Section 13.18 shall survive the termination of this Indenture and the resignation or removal of the Indenture Trustee.

71	Base Indenture

Section 13.19. No Recourse.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as Owner Trustee of Carmel Mountain Funding Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of Carmel Mountain Funding Trust is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose of binding only Carmel Mountain Funding Trust, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of Carmel Mountain Funding Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Carmel Mountain Funding Trust under this Agreement or any other related documents.

72	Base Indenture

IN WITNESS WHEREOF, the Indenture Trustee and the Issuer have caused this Base Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.

CARMEL MOUNTAIN FUNDING TRUST as Issuer

By: U.S. Bank Trust National Association, not in
its individual capacity, but solely as Owner Trustee

By:	/s/ Patricia M. Child
Name: PATRICIA M. CHILD
Title: VICE PRESIDENT

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Indenture Trustee

By:	/s/ Eileen M. Hughes
Name: EILEEN M. HUGHES
Title: VICE PRESIDENT

S-1	Base Indenture

SCHEDULE I

EVENTS OF DEFAULT

(a) Failure on the part of the Seller or the Servicer (i) to make any payment or deposit on the date required under the Mortgage Loan Purchase and Servicing Agreement (on or before five Business Days after the date such payment or deposit is required to be made); provided, however, that no grace period shall apply for purchase obligations in respect of a breach of the covenant in Section 2.1(b) of the Mortgage Loan Purchase and Servicing Agreement or (ii) to observe or perform in any material respect any other material covenants or agreements of the Seller or the Servicer under the Mortgage Loan Purchase and Servicing Agreement which failure in the case of clause (ii) continues unremedied for a period of forty-five (45) days after the earlier of (A) the date on which the Seller or the Servicer obtains actual knowledge thereof or (B) the date on which written notice of such failure shall have been given to the Seller or the Servicer by the Indenture Trustee or to the Seller or the Servicer and the Indenture Trustee by the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders);

(b) Any representation or warranty made by the Seller pursuant to the Mortgage Loan Purchase and Servicing Agreement (other than any of the representations made in Section 3.2 thereof) proves to have been incorrect in any material respect when made, and, if such representation or warranty is correctable, which continues to be incorrect in any material respect for a period of forty-five (45) days after the earlier of (i) the date on which the Seller obtains actual knowledge thereof or (ii) the date on which the Seller shall have been given written notice of such incorrect representation or warranty;

(c) The Issuer defaults in the payment of any interest on any Senior Note (or, if the Senior Notes have been paid in full, any Subordinated Note) when the same becomes due and payable and such default remains unremedied for more than one (1) Business Day after it occurs;

(d) The Issuer fails to comply with any of its other agreements or covenants in, or provisions of, the Senior Notes (or, if the Senior Notes have been paid in full, the Subordinated Notes) or this Indenture and the failure to so comply materially and adversely affects the interests of the Senior Noteholders (or, if the Senior Notes have been paid in full, the Holders of the Subordinated Notes) and continues to materially and adversely affect the interests of the Senior Noteholders (or, if the Senior Notes have been paid in full, the Holders of the Subordinated Notes) for a period of thirty (30) days after the earlier of (i) the date on which the Issuer obtains actual knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders);

(e) The occurrence of an Event of Bankruptcy with respect to the Issuer, the Seller, the Servicer or the Performance Guarantor;

Schedule I-1	Base Indenture

(f) The Issuer shall have become an “investment company” or shall have become under the “control” of an “investment company” under the Investment Company Act;

(g) Any representation or warranty or statement made or deemed made by the Issuer in this Indenture or in any other Program Document or in any written certificates or statement made or entered into in connection herewith or therewith shall prove to have been incorrect when made in any material respect, and, if such representation, warranty or statement is capable of being corrected, continues to be incorrect in any material respect for a period of forty-five (45) days after the earlier of (i) the date on which the Issuer obtains actual knowledge thereof or (ii) the date on which written notice of such incorrect representation, warranty or statement shall have been given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders);

(h) Failure by the Issuer to observe or perform any covenant or agreement contained in any Program Document which failure would have a material adverse effect on the Term Noteholders and not constituting an Event of Default under any other clause of this Schedule I and the continuance of such failure for forty-five (45) days after the earlier of (i) the date on which the Issuer obtains actual knowledge thereof or (ii) the date on which written notice of such failure shall have been given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Required Senior Noteholders (or, if the Senior Notes have been paid in full, the Required Subordinated Noteholders);

(i) A Servicer Event of Default not constituting an Event of Default under any other clause of this Schedule I shall have occurred and be continuing after giving effect to any applicable grace period or the Issuer shall not have replaced such Servicer in accordance with Section 12.1 of the Mortgage Loan Purchase and Servicing Agreement for a period of forty-five (45) days after the Issuer has notified the Indenture Trustee of such Servicer Event of Default;

(j) The Issuer shall not be in compliance with Section 2.3(c) of the Trust Agreement in any material respect and such noncompliance shall continue for a period of thirty (30) days after the earlier of (i) the date on which the Issuer obtains actual knowledge thereof or (ii) the date on which the Issuer shall have been given written notice of such noncompliance;

(k) The Security Agreement or Interest Rate Swaps in an aggregate maximum notional amount equal to the Program Size shall cease, for any reason, to be in full force and effect in accordance with their respective terms;

(l) At any time the Performance Guarantee is rejected, repudiated or no longer in full force and effect;

(m) Funds on deposit in the Reserve Fund shall be less than the Required Reserve Fund Amount for sixty (60) consecutive days or more if the deficiency is less than 0.25% of the Aggregate Outstanding Principal Balance, or (ii) for two (2) consecutive Business Days if the deficiency is equal to or greater than 0.25% of the Aggregate Outstanding Principal Balance;

Schedule I-2	Base Indenture

(n) As of the last day of any calendar month, either (i) the ratio of the Outstanding Principal Balance of all Delinquent Loans owned by the Issuer (including REO Property and foreclosed property) to the Aggregate Outstanding Principal Balance shall equal more than seven percent (7%), or (ii) the ratio of the Outstanding Principal Balance of all Three Payment Delinquent Loans owned by the Issuer to the Aggregate Outstanding Principal Balance shall equal more than two percent (2%);

(o) The failure of the Issuer to maintain an agreement (in substantially the form of Exhibit B to the Mortgage Loan Purchase and Servicing Agreement) with a Rated Bidder to the effect that such Rated Bidder agrees to submit a binding bid for all non-Delinquent Loans and non-Defaulted Loans in a Termination Event Auction and, in the case of a withdrawal or reduction of the long-term debt rating assigned to the Rated Bidder below “P-1” by Moody’s such failure continues for a period of thirty (30) days or more and a Rated Bidder rated at least “P-1” by Moody’s has not been appointed;

(p) The failure of any Swap Counterparty to pay amounts due and owing under an Interest Rate Swap unless the maximum notional amount of the Interest Rate Swaps that are not subject to an Interest Rate Swap Event of Default are equal to or greater than the then-current Program Size;

(q) The Issuer defaults in the payment of any principal of any Term Note or Subordinated Note on its Final Scheduled Payment Date or of an Extended Note on its Final Maturity;

(r) The occurrence of a termination event under clause (h), (p), (q) or (r) of Section 11.2 of the Mortgage Loan Purchase and Servicing Agreement; or

(s) Any other event shall occur which may be specified in any Supplement as an “Event of Default”.

Schedule I-3	Base Indenture

EXHIBIT A-1

FORM OF NOTE TRANSFER CERTIFICATE TO BE

DELIVERED UPON EXCHANGE OF A BENEFICIAL

INTEREST IN THE RESTRICTED GLOBAL NOTE FOR

DEFINITIVE SECURITIES OR EXCHANGE OR

REGISTRATION OF TRANSFER OF DEFINITIVE SECURITIES

To:	Deutsche Bank Trust Company Americas, as Indenture Trustee

Re:	Carmel Mountain Funding Trust Home Mortgage Loan Notes

This Certificate relates to ______________ principal amount of Notes held in *☐ book-entry or ☐ definitive form by ______________________ (the “Transferor”) (CUSIP No. _____________)

[insert name of transferor] issued pursuant to a Base Indenture dated as of May 10, 2005 between CARMEL MOUNTAIN FUNDING TRUST, as Issuer, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee (the “Base Indenture”). Capitalized terms used herein and not otherwise defined, shall have the meanings given thereto in the Base Indenture.

The Transferor has requested the Indenture Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify as follows:*

☐ Such Note is being acquired for its own account, without transfer.

☐ Such Note is being transferred to (i) a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) in reliance on Rule 144A, (ii) pursuant to an exemption from registration in accordance with Regulation S under the Securities Act or (iii) pursuant to Rule 144 of the Securities Act.

☐ Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, Rule 144 or Regulation S under the Securities Act, and in compliance with other applicable state and federal securities laws and an opinion of counsel is being furnished simultaneously with the delivery of this Certificate as required under Section 2.12 of the Base Indenture.

A-1-1	Base Indenture

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Date:

*	Check applicable box.

A-1-2	Base Indenture

EXHIBIT A-2

FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR

EXCHANGE FROM RESTRICTED GLOBAL NOTE

TO REGULATION S NOTE

To:	Deutsche Bank Trust Company Americas, as Indenture Trustee

Re:	Carmel Mountain Funding Trust Home Mortgage Loan Notes

Reference is hereby made to the Base Indenture dated as of May 10, 2005 between CARMEL MOUNTAIN FUNDING TRUST, as Issuer, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee (the “Base Indenture”). Capitalized terms used herein and not otherwise defined, shall have the meanings given thereto in the Base Indenture.

This letter relates to __________ principal amount of Series ___ Notes which are held in the form of the Series _____ Restricted Global Notes (CUSIP (CINS) No.    ) with DTC (ISIN Code [  ]) (Common Code [  ]) through DTC by or on behalf of [transferor] as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its beneficial interest in the Series Notes for an interest in the Regulation S Series ___ Note (CUSIP No. [  ]).

In connection with such request and in respect of such Series _____ Restricted Global Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Series ___ Notes and (i) that, with respect to transfers made in reliance on Regulation S under the Securities Act:

(1) the offer of the Series ____ Restricted Global Notes was not made to a person in the United States:

(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States; or

(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(2) no directed selling efforts have been made in contravention of the requirements of Rule 903(a)(2) or 904(a)(2) of Regulation S, as applicable, and

(3) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) that, with respect to transfers made in reliance on Rule 144A under the Securities Act, the Series ___ Restricted Global Notes are being transferred in a transaction permitted by Rule 144A under the Securities Act.

A-2-1	Base Indenture

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers of the Series ___ Notes.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:	_________, 200__

A-2-2	Base Indenture

EXHIBIT A-3

FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR

EXCHANGE FROM REGULATION S NOTE

TO RESTRICTED GLOBAL NOTE

To:	Deutsche Bank Trust Company Americas, as Indenture Trustee

Re:	Carmel Mountain Funding Trust Home Mortgage Loan Notes

Reference is hereby made to the Base Indenture dated as of May 10, 2005 between CARMEL MOUNTAIN FUNDING TRUST, as Issuer, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee (the “Base Indenture”). Capitalized terms used herein and not otherwise defined, shall have the meanings given thereto in the Base Indenture.

This letter relates to __________ principal amount of Series ____ Notes which are held in the form of the Series _____ Regulation S Notes (CUSIP (CANS) No.        ) by [transferor] as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its beneficial interest in the Series ___ Notes for an interest in the Restricted Global Series ___ Note (CUSIP No. [  ]).

In connection with such request, and in respect of such Series ___ Regulation S Notes, the Transferor does hereby certify that such Series ___ Regulation S Notes are being transferred in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”) to a transferee that the Transferor reasonably believes is purchasing the Series ___ Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers of the Series ___ Notes.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:	__________, 200__

A-3-1	Base Indenture

EXHIBIT A-4

FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR

EXCHANGE FROM DEFINITIVE NOTE

TO REGULATION S NOTE

To:	Deutsche Bank Trust Company Americas, as Indenture Trustee

Re:	Carmel Mountain Funding Trust Home Mortgage Loan Notes

Reference is hereby made to the Base Indenture dated as of May 10, 2005 between CARMEL MOUNTAIN FUNDING TRUST, as Issuer, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee (the “Base Indenture”). Capitalized terms used herein and not otherwise defined, shall have the meanings given thereto in the Base Indenture.

This letter relates to __________ principal amount of Series ___ Notes which are held in the form of the Series _____ Definitive Notes (CUSIP (CINS) No.        ) by [transferor] as owner (the “Transferor”). The Transferor has requested an exchange or transfer of its beneficial interest in the Series Notes for an interest in the Regulation S Series ___ Note (CUSIP No. [  ]).

In connection with such request and in respect of such Series ___ Definitive Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Series ___ Notes and (i) that, with respect to transfers made in reliance on Regulation S under the Securities Act:

(1) the offer of the Series ____ Definitive Notes was not made to a person in the United States:

(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States; or

(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(2) no directed selling efforts have been made in contravention of the requirements of Rule 903(a)(2) or 904(a)(2) of Regulation S, as applicable, and

(3) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

A-4-1	Base Indenture

or (ii) that, with respect to transfers made in reliance on Rule 144A under the Securities Act, the Series ___ Definitive Notes are being transferred in a transaction permitted by Rule 144A under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers of the Series ___ Notes.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:	_________, 200__

A-4-2	Base Indenture

EXHIBIT A-5

FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR

EXCHANGE FROM DEFINITIVE NOTE

TO RESTRICTED GLOBAL NOTE

To:	Deutsche Bank Trust Company Americas, as Indenture Trustee

Re:	Carmel Mountain Funding Trust Home Mortgage Loan Notes

Reference is hereby made to the Base Indenture dated as of May 10, 2005 between CARMEL MOUNTAIN FUNDING TRUST, as Issuer, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee (the “Base Indenture”). Capitalized terms used herein and not otherwise defined, shall have the meanings given thereto in the Base Indenture.

This letter relates to __________ principal amount of Series ____ Notes which are held in the form of the Series _____ Definitive Notes (CUSIP (CANS) No.        ) by [transferor] as owner (the “Transferor”). The Transferor has requested an exchange or transfer of its beneficial interest in the Series ___ Notes for an interest in the Restricted Global Series ___ Note (CUSIP No. [  ]).

In connection with such request, and in respect of such Series ___ Definitive Notes, the Transferor does hereby certify that such Series ___ Definitive Notes are being transferred in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”) to a transferee that the Transferor reasonably believes is purchasing the Series ___ Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers of the Series ___ Notes.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: __________, 200__

A-5-1	Base Indenture

EXHIBIT A-6

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER OF DEFINITIVE NOTES TO

BE DELIVERED UPON EXCHANGE OR REGISTRATION

OF TRANSFER OF DEFINITIVE SECURITIES

To:	Deutsche Bank Trust Company Americas, as Indenture Trustee

Re:	Carmel Mountain Funding Trust Home Mortgage Loan Notes

This Certificate relates to _________ principal amount of [Subordinated] [Term] Notes held in definitive form by             (the “Transferor”) (CUSIP No. __)

[insert name of transferor] issued pursuant to a Base Indenture dated as of May 10, 2005 between CARMEL MOUNTAIN FUNDING TRUST, as Issuer, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee (the “Base Indenture”). Capitalized terms used herein and not otherwise defined, shall have the meanings given thereto in the Base Indenture.

The Transferor has requested the Indenture Trustee by written order to exchange or register the transfer of a [Subordinated] [Term] Note or [Subordinated] [Term] Notes.

In connection with such request and in respect of each such [Subordinated] [Term] Note, the Transferor does hereby certify as follows:*

☐  Such Note is being acquired for its own account, without transfer.

☐  Such Note is being transferred (i) to a purchaser who the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) in reliance on Rule 144A and (x) such purchaser has been given notice that the transfer of the Notes is being made in reliance upon Rule 144A and such purchaser has acquired the Notes in a transaction effected in accordance with the exemption from the registration requirements of the Securities Act provided by Rule 144A, and (y) if the purchaser has purchased the Notes for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or (ii) pursuant to Rule 144 under the Securities Act.

☐  Such transfer is being made in reliance on Regulation S under the Securities Act: (1) the offer of the Series ______ Definitive Notes was not made to a person in the United States; (2) (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States; (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(a)(2) or 904(a)(2) of Regulation S, as applicable, and (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

A-6-1	Base Indenture

☐ Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, or Rule 144 or Regulation S under the Securities Act and in compliance with other applicable state and federal securities laws and an opinion of counsel is being furnished simultaneously with the delivery of this Certificate as required under Section 2.12 of the Base Indenture.

In connection with such request and in respect of such Notes, the Transferor represents and warrants that the purchaser is acquiring such Notes for its own account or for an institutional account for which it is acting as fiduciary or agent in a minimum amount equivalent to not less than $1,000,000.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

$    minimum of $1,000,000.

Date:

*	Check applicable box.

A-6-2	Base Indenture

EXHIBIT B

Form of DTC Notice to Investors

Carmel Mountain Funding Trust

The Depository Trust Company

IMPORTANT NOTICE

DATE:	[ ], 2005

TO:	ALL PARTICIPANTS

RE:	Carmel Mountain Funding Trust (the “Issuer”) Notes

The Issuer referred to above is putting Participants on notice that they are required to follow these purchase and transfer restrictions with regard to the above-referenced Notes.

In order to qualify for the exemption provided by Section 3(c)(7) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the exemption provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), offers, sales and resales of the above-referenced Notes, in global form, to persons that are U.S. Persons as defined in Regulation S under the Securities Act (“U.S. Persons”) or U.S. residents within the meaning of the Investment Company Act (“U.S. Residents”) may only be made in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof to “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A that are also “qualified purchasers” (“QPs”) within the meaning of the Investment Company Act. Each purchaser of Notes, in global form, (I) represents to and agrees with the Issuer that (A) (i) the purchaser is a QIB that is a QP (a “QIB/QP”); (ii) the purchaser is not a broker-dealer that owns and invests on a discretionary basis less than $25 million in securities of unaffiliated issuers; (iii) the purchaser is not a participant-directed employee plan, such as a 401(k) plan; (iv) the QIB/QP is acting for its own account, or the account of another QIB/QP; (v) the purchaser is not formed for the purpose of investing in the Issuer; (vi) the purchaser, and each account for which it is purchasing, must hold at least the minimum denomination of Notes; and (vii) the purchaser will provide notice of the transfer restrictions to any subsequent transferees or (B) it is neither a U.S. Person nor a U.S. Resident and is purchasing the Notes outside the United States in an offshore transaction in reliance on Regulation S and (II) acknowledges that the Issuer has not been registered under the Investment Company Act and the Notes have not been registered under the Securities Act and represents to and agrees with the Issuer that, for so long as the Notes are outstanding, it will not offer, resell, pledge or otherwise transfer the Notes, in global form, in the United States or to a U.S. Person or a U.S. Resident except to a QIB that is also a QP in a transaction meeting the requirements of Rule 144A. Each purchaser further understands that the Notes will bear a legend with respect to such transfer restrictions. See “Notice to Investors” in the Offering Circular, dated May 10, 2005 relating to the Notes.

The Indenture, dated as of May 10, 2005, between the Issuer and Deutsche Bank Trust Company Americas provides that the Issuer shall have the right to (i) require any holder of Notes in global

B-1	Base Indenture

form, that is a U.S. Person or a U.S. Resident who is determined not to have been both a QIB and a QP at the time of purchase of the Notes to sell the Notes to (i) a person that is a QIB that is also a QP in a transaction meeting the requirements of Rule 144A or (ii) a person that is neither a U.S. Person nor a U.S. Resident in an offshore transaction in accordance with Regulation S. In addition, the Issuer has the right to refuse to register a transfer of the Notes to a transferee that is a U.S. Person or a U.S. Resident who is not both a QIB and a QP.

The restrictions on transfer required by the Issuer (outlined above) will be reflected under the notation “3c7” in DTC’s User Manuals and in upcoming editions of DTC’s Reference Directory.

B-2	Base Indenture

EXHIBIT C

FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP

Re:	Carmel Mountain Funding Trust

Home Mortgage Loan Notes, Series [        ] (the “Securities”)

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the “Act”), then this is to certify that, except as set forth below, (i) in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. persons or (b) U.S. persons who purchased the Securities in transactions which did not require registration under the Act; or (ii) in the case of equity securities, the Securities are owned by (x) non-U.S. persons (and such person(s) are not acquiring the Securities for the account or benefit of U.S. person(s)) or (y) U.S. person(s) who purchased the Securities in a transaction which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants pursuant to Section 230.902(m) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Securities are being exercised by and on behalf of non-U.S. person(s). As used in this paragraph the terms “U.S. person” has the meaning given to it by Regulation S under the Act.

As used herein, “United States” or “U.S.” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to                      of such interest in the Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Date:                                , 20

By:
As, or as agent for, the beneficial owner(s) of the Securities to which this certificate relates.

C-1	Base Indenture

EXHIBIT D

FORM OF MONTHLY CERTIFICATE

CARMEL MOUNTAIN FUNDING TRUST

HOME MORTGAGE LOAN NOTES

The undersigned, a duly authorized representative of CARMEL MOUNTAIN FUNDING TRUST, a Delaware statutory trust (the “Issuer”), pursuant to the Base Indenture, dated as of May 10, 2005 (hereinafter as such agreement may have been, or may be from time to time, supplemented, amended or otherwise modified, the “Indenture”), between the Issuer, as Issuer, and Deutsche Bank Trust Company Americas, as Indenture Trustee, do hereby certify to the best of their knowledge after reasonable investigation that:

1. Capitalized terms used in this certificate have the respective meanings set forth in the Indenture, or in the case of a particular Series of [Term]/[Subordinated] Notes, the related Supplement. This certificate is delivered pursuant to Section 4.1(a) of the Base Indenture.

2. The undersigned is an Authorized Officer of the Issuer.

3. The date of this certificate is a Determination Date under the Base Indenture. Attached hereto as Schedule I is a true and correct copy of the Monthly Certificate to be delivered on the Determination Date pursuant to Section 4.1(a) of the Base Indenture.

D-1	Base Indenture

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this certificate this     day of _________, ____.

CARMEL MOUNTAIN FUNDING TRUST

By:	Accredited Home Lenders, Inc., as Administrator

By:
Name:
Title:

D-2	Base Indenture

SCHEDULE I

1. The total amount to be distributed to the [Term]/[Subordinated] Noteholders (expressed as a dollar amount per $1,000) on the next succeeding Payment Date is equal to (for each Series of [Term]/[Subordinated] Notes and each Class of each Series):

Series %
Class	____ _____%
Class	____ _____%
Series	%
Class	____ _____%
Class	____ _____%
etc.

2. (a) The aggregate amount to be distributed to the [Term]/[Subordinated] Noteholders (expressed as a dollar amount per $1,000) on the next succeeding Payment Date in respect of principal is equal to (for each Series of [Term]/[Subordinated] Notes and each Class of each Series):

Series %
Class	____ _____%
Class	____ _____%
Series	%
Class	____ _____%
Class	____ _____%
etc.

(b) The aggregate amount to be distributed to the [Term]/[Subordinated] Noteholders (expressed as a dollar amount per $1,000) on the next succeeding Payment Date in respect of interest is equal to (for each Series of [Term]/[Subordinated] Notes and each Class of each Series):

(c) The aggregate amount of Enhancement used or drawn in connection with the distribution to the [Term]/[Subordinated] [Senior Term] Noteholders on the next succeeding Payment Date and the aggregate amount of remaining Enhancement not theretofore used or drawn are equal to (for each Series of Notes and each Class of each Series):

Series %
Class	____ _____%
Class	____ _____%
Series	%
Class	____ _____%
Class	____ _____%
etc.

D-3	Base Indenture

3. The following Liens exist on the Collateral (excluding Liens granted pursuant to the Security Agreement and the other Program Documents or permitted thereunder):

[State “None” or list as applicable]

D-4	Base Indenture

EXHIBIT E

FORM OF MONTHLY NOTEHOLDERS’ STATEMENT

CARMEL MOUNTAIN FUNDING TRUST

HOME MORTGAGE LOAN NOTES

Series _____

Under Section 4.1(b) of the Base Indenture, dated as of May 10, 2005 (hereinafter as such agreement may have been, or may be from time to time, supplemented, amended or otherwise modified, the “Base Indenture”), between CARMEL MOUNTAIN FUNDING TRUST, a Delaware statutory trust (the “Issuer”), and Deutsche Bank Trust Company Americas, as Indenture Trustee (the “Indenture Trustee”), the Issuer is required to prepare certain information each month for the Indenture Trustee regarding current distributions to [Term]/[Subordinated] Noteholders. The information which is required to be prepared with respect to the [Distribution]/[Payment] Date of     , 200_ is set forth below. Capitalized terms used herein have their respective meanings set forth in the Definitions List attached as Schedule I to the Security Agreement, or in the case of a particular Series of [Term]/[Subordinated] Notes, the related Supplement.

NOTE:	Information contained herein with respect to each Series will only be distributed to Holders of [Term]/[Subordinated] Notes with respect to such Series.

I.	PAYMENTS TO [TERM]/[SUBORDINATED] NOTEHOLDERS

As of ________________, the payments with respect to principal and interest are computed as the result of the following:

A. With respect to interest payments on Series 200[  ]-[__] Notes:

(1)	The Series 200[ ]-[__] [Term]/[Subordinated] Note Rate for the preceding Series 200[ ]-[ ] Interest Period: ___%/12 (only if Note Rate is annualized), times

(2)	The outstanding aggregate Principal Amount of the Series 200[ ]-[__] [Term]/[Subordinated] Notes, times

(3)	The actual number of days in such Series 200[ ]-[__] Interest Period divided by 360: _______, plus

(4)	Any unpaid Series 200[ ]-[__] Interest Shortfall (plus interest accrued thereon): $ , plus

(5)	With respect to the Series 200[ ]-[ ] Subordinated Notes, any unpaid Carry-Over Interest Shortfall (plus interest accrued thereon): $ .

Series 200[  ]-[__] Interest Amount (((1) * (2) * (3)) + (4) + (5)) = $                    .

E-1	Base Indenture

B. With respect to the principal payment on the Series 200[  ]-[__] [Term]/[Subordinated] Notes:

On the Series 200[  ]-[__] Final [Distribution]/[Payment] Date (otherwise $0): $                    .

C. The total amount distributed to the Series 2003-[__] [Term]/[Subordinated] Noteholders: (A + B): $                    .

D.	(1) The total amount of Enhancement used or drawn $ .

(2) The total amount of Enhancement available to be drawn on $ .

II.	LIENS AND DEFAULTS

The following Liens exist on the Collateral (excluding Liens granted pursuant to the Indenture and the other Program Documents or permitted thereunder):

[List as applicable]

E-2	Base Indenture

IN WITNESS WHEREOF, the undersigned have duly executed this certificate this day of __________, ____.

CARMEL MOUNTAIN FUNDING TRUST

By:	Accredited Home Lenders, Inc., as Administrator

By:
Name:
Title:

E-3	Base Indenture